UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

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THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401
March 22, 2016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF THE YORK WATER COMPANY

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The York Water Company will be held at The Strand-Capitol Performing Arts Center, 50 North George Street, York, Pennsylvania 17401, on Monday, May 2, 2016, at 1:00 p.m. local time for the purpose of taking action upon the following proposals:

(1)	To elect two (2) Directors to three-year terms of office;
(2)	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016;
(3)	To adopt The York Water Company Long-Term Incentive Plan; and
(4)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on February 29, 2016, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the Annual Meeting by using one of the methods described below:

•	By mail – If you received a printed proxy card, mark, sign, date and mail the proxy card (see instructions on the Proxy Materials Notice on how to request a printed proxy card);

•	By phone – Call the toll-free telephone number listed on your Proxy Materials Notice or on your proxy card;

•	By internet – Visit the website shown on your Proxy Materials Notice or on the proxy card to vote via the Internet; or

•
In Person – Shareholders of record may deliver their completed proxy card in person at the Annual Meeting of Shareholders or by completing a ballot available upon request at the meeting.  Beneficial shareholders whose shares are held in the name of a bank, broker or other nominee must obtain a legal proxy from the holder of record (that is, your bank, broker or nominee) to be able to vote in person at the Annual Meeting.

If you plan on attending the meeting, a boxed lunch will be provided beginning at 12:00 p.m. Please RSVP to Bonnie at (717)718-2942 or e-mail bonnier@yorkwater.com if you will be joining us for lunch.

Thank you for your continued interest and support of The York Water Company!

By order of the Board of Directors,

/s/ Bruce C. McIntosh
Secretary

THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401
March 22, 2016

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, whereby shareholders would appoint Robert P. Newcomer, Ernest J. Waters, and Michael W. Gang, Esq. as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at The Strand Capitol Performing Arts Center, 50 North George Street, York, Pennsylvania 17401, Monday, May 2, 2016 (the "Annual Meeting"), and at any adjournment thereof.

Solicitation of proxies will be made by mail, telephone and internet. Those shareholders who previously opted out of printed copies of the proxy materials will receive a Notice Regarding the Availability of Proxy Materials (the "Notice") by mail. The Notice will instruct you as to how you may access and review the proxy materials. The Notice also instructs you as to how you may submit your proxy via internet or by telephone. If you previously opted out of printed copies of the proxy materials but would like to receive a printed copy of such materials, or vote by telephone, you should follow the instructions included in the Notice. Those shareholders who have requested printed copies and some of those who have not specifically opted out of printed copies of the proxy materials will be provided printed copies. It is anticipated that proxy materials will first be mailed and made available via internet on March 22, 2016.

The expense of this solicitation will be paid by the Company.  If necessary, some of the officers of the Company and regular employees of the Company may solicit proxies personally or by telephone for no additional pay.  Banks, brokerage houses and other institutions and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies.

A shareholder who submits a proxy electronically, by telephone, or completes and forwards the enclosed proxy is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification at any time before the proxy is exercised.

PURPOSE OF THE MEETING

At the Annual Meeting, shareholders of the Company will consider and vote upon three proposals: (i) to elect two (2) Directors to serve for a term of three (3) years; (ii) to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016; and (iii) to adopt The York Water Company Long-Term Incentive Plan. Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

VOTING AT THE MEETING

The outstanding securities of the Company entitled to vote at the meeting consist of 12,722,168 shares of our common stock. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast will constitute a quorum for the Annual Meeting. Abstentions and broker non-votes (when accompanied by broker votes) are considered present and entitled to vote for purposes of establishing a quorum.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof was the close of business on February 29, 2016. Shareholders are entitled to one vote for each share on all matters coming before the meeting.

In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors. Directors will be elected by a plurality of the votes cast, meaning that the two nominees who receive the most affirmative votes will be elected. Votes that are withheld will be excluded from the vote and will have no effect.

The proposals to ratify the appointment of the independent registered public accounting firm and to adopt The York Water Company Long-Term Incentive Plan each require the affirmative vote of a majority of the votes cast, and any votes that are withheld on such proposals will not be counted for or against the proposal. If a signed proxy is returned with no markings for certain proposals, the votes will be counted as recommended by the Board of Directors.

Brokers who have received no voting instructions from their customers will not have discretion to vote with respect to election of directors or to adopt The York Water Company Long-Term Incentive Plan, but will have the discretion to vote with respect to the proposal to ratify the appointment of the Company's auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of February 29, 2016, by (1) each director, director nominee and executive officer named in the summary compensation table included elsewhere herein; and (2) all executive officers, directors and director nominees as a group.

The information appearing in the following table with respect to beneficial ownership of common stock of the Company has been furnished to the Company by the two nominees, the six directors continuing in office and the six executive officers, all as of February 29, 2016.

The table includes shares owned or beneficially owned by the respective individuals as of February 29, 2016. No individual has a specific right to acquire beneficial ownership of any additional shares within 60 days.

No person or entity, so far as known to the Company, beneficially owns five (5) percent or more of the Company's outstanding common stock as of February 29, 2016.

	Number of Shares		Percent of Total
	Beneficially Owned (1)		Shares Outstanding(2)

1) Directors, director nominees and named executive officers:

Michael W. Gang, Esq.	10,678	(3)	0.08
Joseph T. Hand	10,586	(4)	0.08
Jeffrey R. Hines, P.E.	57,209	(5)	0.45
George W. Hodges	4,476	(6)	0.03
George Hay Kain, III	24,685	(7)	0.19
Jody L. Keller, SPHR	850	(8)	0.01
Bruce C. McIntosh	6,967	(9)	0.05
Kathleen M. Miller	7,858		0.06
Robert P. Newcomer	4,962	(10)	0.04
Steven R. Rasmussen, CPA	789		0.01
John H. Strine	4,094	(11)	0.03
Ernest J. Waters	534		0.00

2) All directors, director nominees and executive officers as a group

All Directors and Executive Officers as a group (14 persons)	134,840	(12)	1.05

(1)
Except as indicated in the footnotes below, directors and officers possessed sole voting power and sole investment power with respect to all shares set forth in this column. All Directors and Officers can be reached through the executive offices of the Company.

(2)	The percentage for each individual or group is based on 12,824,132 shares outstanding as of February 29, 2016.
(3)	Mr. Gang shares voting and investment power on all held shares with his wife.
(4)
Includes 9,982 shares owned jointly by Mr. Hand's wife for which he shares voting and investment power.
Includes 604 shares held by Mr. Hand's children for which Mr. Hand disclaims beneficial ownership.

(5)	Includes 10,248 shares held by Mr. Hines' wife, for which Mr. Hines disclaims beneficial ownership.
(6)	Includes 3,560 shares held by the Hodges Family Foundation, for which Mr. Hodges claims indirect beneficial ownership.
(7)	Includes 15,059 shares held by the estate of Mr. Kain's grandfather, for which he is one of three co-trustees and shares voting power and investment power.
(8)	Ms. Keller shares voting and investment power on all held shares with her husband.
(9)	Mr. McIntosh shares voting and investment power on all held shares with his wife.
(10)	Mr. Newcomer shares voting and investment power on all held shares with his wife.
(11)	Mr. Strine shares voting and investment power on all held shares with his wife.
(12)
Includes shares owned by family members, unnamed executive officers and certain other shares, as to which some directors and officers disclaim any beneficial ownership and which are further disclosed in the notes above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during the year ended December 31, 2015, all directors and executive officers timely complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports on Forms 3, 4 and 5 furnished to the Company and written representations of its Directors and executive officers that no other reports were required.

PROPOSAL 1
ELECTION OF DIRECTORS

The bylaws of the Company provide that the Board of Directors will consist of no less than eight Directors and no more than twelve directors, segregated into three classes, and elected to staggered three-year terms of office. During the majority of 2015, the Board consisted of nine directors. Each director class consists of two to four directors.

The Nomination and Corporate Governance Committee recommends that the two nominees, who are currently serving as Director, be elected at the Annual Meeting, to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. There were no nominee recommendations from shareholders or from any group of shareholders submitted in accordance with bylaw provisions. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted as may be determined by the Proxies.

The two Directors are to be elected by a plurality of the votes cast at the Annual Meeting, meaning that the two directors receiving the most votes are elected, whether or not they receive a majority of the vote.

NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2019

Jody L. Keller, SPHR Age 62 Director since 2015
Ms. Keller is the owner of Jody Keller LLC, a human resources management consulting firm, she founded in 2013.  Concurrently, Ms. Keller served as the Interim Executive Director of the Strand Capitol Performing Arts Center in York, PA from 2014 – 2015.  Prior to her consulting business, Ms. Keller was a Partner and Chief Administrative Officer of ParenteBeard LLC, a national accounting firm providing CPA and business advisory services to small and middle market businesses, non-profits and SEC registrants from 1999 to 2013.  Ms. Keller was the owner and President of her own business, Keller Resources, Inc. specializing in human resources, management consulting and training from 1984 to 1999.  Additionally, Ms. Keller served as an instructor of human resources management, employment law, and training and development courses at Villanova University and York College from 1992 to 2011.  Ms. Keller has held numerous Chairman, President, board member and various committee positions with community and non-profit organizations.  The Board believes Ms. Keller's expertise in human resources, organizational development and design, compensation strategy, and leadership development will aid in succession planning efforts, identification of future officers and Board members, add some diversity to the Board, and that her knowledge and leadership in the community will add overall strength to the Board of Directors.

Steven R. Rasmussen, CPA Age 43 Director since 2011
Mr. Rasmussen has been Chief Executive Officer and General Manager for Adams Electric Cooperative, Inc., an electric distribution cooperative in south-central Pennsylvania, since 2006. Mr. Rasmussen served as Accounting and Member Services Manager with the same organization from 1999 to 2006. Prior to joining Adams Electric, Mr. Rasmussen served in various other capacities including college faculty and auditor for various accounting firms. Mr. Rasmussen serves on the boards and executive committees of the Adams Utility Services Company, a wholly-owned subsidiary of Adams Electric, and Mid-Atlantic Cooperative Solutions, Inc. which does business as Aero Energy in New Oxford, PA (both private companies). He also serves and has served on the boards and committees of numerous community, non-profit and professional organizations as a way of giving back to the communities where he works and lives. In addition to his utility experience and board experience, Mr. Rasmussen is a certified public accountant, and a leader in the communities of some of the Company's recently added water systems. The Board views Mr. Rasmussen's utility experience, his financial and educational background, and his knowledge and visibility in the Adams County area as beneficial to the Company's Board of Directors.

The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

DIRECTORS WITH TERMS EXPIRING IN 2017

Robert P. Newcomer Age 67 Director since 2013
Mr. Newcomer has been President of Newcomer Consulting LLC, providing financial consulting services for public, private and not for profit organizations since 2003. Prior to starting his own business, Mr. Newcomer was with Glatfelter, York, PA, a public company and global manufacturer of specialty paper and engineered products from 1972 – 2003. He was an Executive Vice President for Glatfelter from 1993 – 2001, and President and Chief Operating Officer from 2001 – 2003. Mr. Newcomer also served as Dean of Business Affairs and CFO for York College of Pennsylvania from 2004 – 2006 and Interim President for York County Community Foundation from 2008 – 2009. He currently serves as a director and a member of the strategic review, compensation and employee benefits committees at Burnham Corporation, Lancaster, PA, a public company; and a director and compensation committee member of Glatfelter Insurance Group, York, PA, which is a private company.  Mr. Newcomer also participates as an officer, Board or committee member with various community and non-profit organizations.  The Board determined that Mr. Newcomer's experience leading a large public company, his financial background, board and committee experience with other organizations, as well as his familiarity with the community in which York Water serves, would continue to benefit the Company's Board of Directors.

Ernest J. Waters Age 66 Director since 2007
Mr. Waters, now retired, served as Area Vice President and York Area Manager, Met-Ed, a FirstEnergy Company (an investor owned utility) from 1998 to 2009.  In addition to management, Mr. Waters' experience includes public accounting, internal auditing and serving as an expert accounting witness in rate proceedings before the Pennsylvania Public Utility Commission, The Federal Energy Regulatory Commission, and the New York Public Service Commission.  Mr. Waters was formerly a Certified Public Accountant and holds an MBA degree. He serves as a director, chairman of the special joint compliance committee, and a member of the risk and audit committees of Fulton Financial Corporation (a public company), and a director and chairman of the trust committee of Fulton Bank of Lancaster, PA (a subsidiary of Fulton Financial Corporation).  Mr. Waters serves on the board of Wellspan Health (a non-profit organization.), chairs the audit committee, and is a member of the executive committee.  Mr. Waters is a director and audit committee chairman of Pace Resources, York, PA, which is a private company.  Mr. Waters is an NACD Governance Fellow.  The Board considered Mr. Waters' prior experience in the utility industry and with regulatory matters and his current public company director and committee experience to be valuable and determined that his continued service on the Board will be beneficial to the Company's Board of Directors.

DIRECTORS WITH TERMS EXPIRING IN 2018

Michael W. Gang, Esq. Age 65 Director since 1996
Mr. Gang is a principal with Post & Schell PC (P & S), Harrisburg, PA, a Pennsylvania-based law firm, concentrating in regulatory matters.  Mr. Gang currently serves as Chairperson of the P & S Board of Directors.  Mr. Gang was a partner in Morgan, Lewis & Bockius, Harrisburg, PA, an international law firm, from 1984 to 2005. Mr. Gang is counsel to numerous water, gas, and electric utilities which are regulated by the Pennsylvania Public Utility Commission and has represented public utilities over a broad range of complex financial and tax issues in conjunction with economic regulation, financial statements, taxes and financing for 38 years. P & S is currently regulatory counsel for the Company. The Board believes Mr. Gang's legal and regulatory knowledge, as well as his experience with the Pennsylvania Public Utility Commission will continue to be a great benefit to the Company's Board of Directors.

Jeffrey R. Hines, P.E. Age 54 Director since 2008
Mr. Hines has served as the President and Chief Executive Officer of the Company since 2008. He was Chief Operating Officer and Secretary from 2007 to 2008, and Vice President of Engineering from 1995 to 2006. Mr. Hines is a director and a member of the compensation, audit and corporate governance and nominating committees of Codorus Valley Bancorp in York, PA (a public company), and its wholly-owned subsidiary, Peoples Bank, York, PA. Mr. Hines is a director of Peoples Water Service Co. in Towson, MD (a private company). Mr. Hines is a trustee and corporate secretary of York College of Pennsylvania, a director of the National Association of Water Companies and the American Water Works Association, and serves as director or committee member of various community and non-profit organizations. Mr. Hines is a licensed Professional Engineer in PA and MD, and holds MBA and law degrees. The Board considered Mr. Hines' experience within the Company, his industry experience, and his educational background and determined that his continued service on the Board will be beneficial to the Company's Board of Directors.

George W. Hodges Age 65 Director since 2000
Mr. Hodges, now retired, served as non-executive Chairman of the Board of The Wolf Organization, regional distributor of kitchen and bath products and specialty building products, from 2008 to 2009. Prior to being Chairman, Mr. Hodges was a member of the Office of the President of The Wolf Organization from 1986 to 2006. Mr. Hodges is lead director, and a member of the audit, compensation and executive committees of Fulton Financial Corporation (a public company), in Lancaster, PA, and director, trust committee member of Fulton Bank, a subsidiary of Fulton Financial Corporation. He also serves as a director and compensation committee chairman of The Wolf Organization, York, PA. Mr. Hodges is a director, as well as serving on the audit and nominating committees of Burnham Holdings, Lancaster, PA (a public company). Mr. Hodges is an NACD (National Association of Corporate Directors) Governance Fellow. He also serves and has served on the boards or committees of various non-profit and community organizations. The Board determined that Mr. Hodges' business experience and leadership in the community as well as his extensive board and committee service with various organizations will continue to benefit the Company's Board of Directors.

George Hay Kain, III Age 67 Director since 1986
Mr. Kain has been an academic since 2007, and was a consultant from 2004 to 2007.  Mr. Kain was an attorney from 1981 to 2003, handling pipeline condemnation cases for a local utility, and cases involving real estate, and estates and trusts.  Mr. Kain was a solicitor for York County Children and Youth Services.  He also practiced in the local juvenile court, the Pennsylvania Superior Court, and the Pennsylvania Supreme Court.  Mr. Kain was admitted to the bar of the Supreme Court of the United States.  Mr. Kain is also actively involved in various non-profit organizations.  The Board considered Mr. Kain's legal experience as well as his commitment and contributions to the Company over the past 29 years and determined that his continued service will be beneficial to the Company's Board of Directors.

EXECUTIVE OFFICERS OF THE COMPANY
Name	Positions and Offices Held

Joseph T. Hand Age 53 Officer since 2008
Mr. Hand has been Chief Operating Officer for the Company since March 2008. Prior to his current position, Mr. Hand was Chief of the Navigation Branch, Baltimore District, for the U.S. Army Corps of Engineers from September 2006 to February 2008, and Deputy Commander and Deputy District Engineer for the Corps of Engineers from June 2003 to September 2006. Prior to the Army Corps, Mr. Hand held various positions in the U.S. Army.

Kathleen M. Miller Age 53 Officer since 2003
Ms. Miller has been Chief Financial Officer and Treasurer of the Company since January 2003. Prior to her current position, Ms. Miller was Controller and Assistant Treasurer of the Company from October 2001 to December 2002, and Accounting Manager from March 1996 to September 2001. Prior to joining the Company, Ms. Miller held a variety of accounting and financial positions with two large companies in the York County area.

Vernon L. Bracey Age 54 Officer since 2003
Mr. Bracey has been Vice President of Customer Service of the Company since March 2003. Prior to his current position, Mr. Bracey was Customer Service Manager from January 2000 to February 2003 and Meter Reading Manager from September 1998 to December 1999. Prior to joining the Company, Mr. Bracey held various positions in economic development, energy services and public and community relations at GPU Energy, A First Energy Company, from March 1983 through August 1998.

Bruce C. McIntosh Age 63 Officer since 1998
Mr. McIntosh has been Vice President-Human Resources, Secretary and Assistant Treasurer of the Company since March 2008. Prior to his current position, Mr. McIntosh was Vice President-Human Resources and Assistant Treasurer from January 2003 to February 2008, Vice President-Human Resources from May 1998 to December 2002 and Director of Human Resources from November 1996 to April 1998. Prior to joining the Company, Mr. McIntosh held various human resources positions in the healthcare industry.

Mark S. Snyder, P.E. Age 45 Officer since 2009
Mr. Snyder has been Vice President-Engineering since May 2009.  Prior to his current position, Mr. Snyder was Engineering Manager from October 2007 to April 2009 and Engineer from December 2006 to October 2007.  Prior to joining the Company, Mr. Snyder was a project engineer with Buchart Horn, Inc., York, PA, an international engineering firm from April 2001 to December 2006, and a project engineer for Rettew Associates, York, PA, a national engineering firm, from December 1996 to April 2001.  Mr. Snyder is a licensed Professional Engineer in Pennsylvania.

John H. Strine Age 59 Officer since 2009
Mr. Strine has been Vice President-Operations since May 2009.  Prior to his current position, Mr. Strine was Operations Manager from February 2008 to May 2009, Maintenance and Grounds Superintendent from August 1991 to February 2008, Assistant Superintendent from June 1985 to July 1991, and held various other positions with the Company prior to 1985.

CORPORATE GOVERNANCE

The Board of Directors operates under specific corporate governance principles and guidelines based on the Company's Bylaws and Standing Resolutions. The Nomination and Corporate Governance Committee ("the Committee") monitors, develops and makes recommendations to the Board of Directors based on these principles and guidelines. Some of the principles and guidelines are listed below.

Board Selection

The Bylaws of the Company provide that the Board of Directors will consist of no less than eight Directors and no more than twelve directors, who are elected to staggered three-year terms of office. There is a mandatory retirement age of 73 for all directors.

The Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee recommends to the Board the appropriate size, function and needs of the Board, so that the Board as a whole collectively possesses a broad range of skills, industry and other knowledge, and business and other experience useful to the effective oversight of the Company. Some of these skills include crisis management, accounting and finance, corporate governance, merger and acquisition, business development and risk management. The Committee also seeks Board members that will add diversity to the Board in areas such as professional experience, perspectives, education, skills, backgrounds, demographics (including gender, race, national origin, etc.), culture and work-style. In addition, Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, have a high degree of integrity, and be selected based upon contributions they can make to the Company. The Committee considers all of these qualities when selecting, subject to Board ratification, candidates for Director. No distinctions are made between internally-recommended candidates and those recommended by shareholders.

Director Independence

The Company's Common Stock is listed on the NASDAQ Global Select Market ("NASDAQ"). NASDAQ listing rules require that a majority of the Company's directors be "independent directors" as defined by NASDAQ corporate governance standards. In compliance with this rule, the Board of Directors examines the independence of its members annually. In order for a director to be considered independent, the Director must not be an executive officer or employee of the Company and the Board must determine that the Director has no relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Generally but not exclusively, a director does not qualify as an independent director if the Director:

1.	Has been employed by the Company or its affiliates in the current year or past three years;

2.
Has accepted, or has an immediate family member who has accepted, any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (except for payment for Board service, retirement plan benefits or non-discretionary compensation, or in the case of an immediate family member compensation as an employee);

3.	Has an immediate family member who is, or has been in the past three years, employed by the Company as an executive officer;

4.
Has been or has an immediate family member who has been, a partner in, a controlling shareholder or an executive officer of any organization to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company's securities or under non-discretionary charitable contribution matching programs) that exceed five percent of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three fiscal years;

5.
Has been or has an immediate family member who has been employed as an executive of another entity where any of the Company's executives serve or have served during the past three years on that entity's compensation committee; and

6.
Is or has an immediate family member who is a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

The Board has determined that directors Gang, Hodges, Kain, Keller, Newcomer, Rasmussen and Waters are independent directors under the NASDAQ listing standards. Mr. Hines, who is an employee of the Company, is not considered an independent director.

The Board based these determinations primarily on a review of the responses of the Directors and executive officers to an annual questionnaire regarding employment history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business. In addition, Directors are required to notify the Board when considering new directorships.

In making the determination that Mr. Gang is independent under the NASDAQ rules, the Board considered 2015 payments of $54,024 made to Post & Schell PC, a law firm in which Mr. Gang is Chairman of the Board and Principal. Post & Schell PC is the Company's regulatory counsel. The amounts paid represent less than 0.10% of Post & Schell PC revenue in 2015. The Company pays the same rates for services as the firm's other comparable clients. Mr. Gang is not a controlling shareholder of the firm.

In making the determination that Mr. Rasmussen is independent under the NASDAQ rules, the Board considered payments of $98,473 made to affiliated entities of Adams Electric where Mr. Rasmussen serves as an executive officer. The payments were for electric service, based on rates applicable to all Adams Electric consumers, and for gasoline. The payments made were not material to the affiliated entities.

The Company has a banking relationship with Fulton Bank, where Mr. Hodges and Mr. Waters are members of the Board of Directors. The amounts paid to the entity were not material.

The Company makes payments to The Glatfelter Agency for insurance brokerage services where Mr. Newcomer is a member of the Board of Directors. Amounts paid were not material to the entity.

In addition to these relationships, the Company purchases from and sells services to certain directors or the organizations with which they are affiliated at rates that are either regulated or the same as those charged to the same class of customers.

The Board determined that the noted relationships do not create a conflict of interest or impair any Director's judgment with respect to Board member responsibilities. Directors who are involved with entities being discussed or voted upon at a meeting abstain from voting on that matter.

Board Leadership Structure

The preference of the Board, per its Standing Resolutions, is for the Chairman of the Board to be an independent director as defined by NASDAQ. Generally, independent directors provide oversight and protect shareholder interests, and they offer more objective input and leadership to the Board. The Board believes this structure is in the shareholders' best interest. The Chairman leads regular executive sessions of the Board's independent directors.

Board Role in Risk Oversight

The Board and its Committees are responsible for oversight of the Company's risk management process.  The Audit Committee is responsible for oversight of risks relating to the Company's financial statements, financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting and compliance with certain of the Company's ethics policies.

The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company's compensation programs and performs the annual performance review of the CEO. Other risks such as regulatory risk, environmental risk, and strategic risk are monitored by the Executive Committee, the Nomination and Corporate Governance Committee, or the full Board.

Senior management of the Company is responsible for identifying risks, managing risks, and reporting and communicating risks and mitigation efforts back to the Board of Directors or the designated committee. While certain elements of risk are addressed at each Board meeting, management and the Board of Directors conduct a comprehensive analysis of risk on an annual basis. The Board believes a Chairman that is independent of management adds another layer of insight to the risk assessment process.

Board Committees and Functions

The Company has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nomination and Corporate Governance Committee, all of which are composed of members of the Board of Directors. The Audit, Compensation, and Nomination and Corporate Governance committees must be composed of at least three directors all of which are considered independent directors under the NASDAQ rules. Each of these three key committees has a charter which is reviewed periodically, and which is posted on the Company's website at www.yorkwater.com under "Investor Relations" then "Corporate Governance".

The Executive Committee is empowered to function as delegated by the Board of Directors. Their main focus is on budgeting, ratemaking, and debt and equity financing. The Executive Committee is composed of the following Directors appointed by the Board: George W. Hodges, Chairman; Michael W. Gang, Esq.; Jeffrey R. Hines, P.E.; Robert P. Newcomer; and Ernest J. Waters. The Executive Committee held two (2) meetings during the fiscal year ended December 31, 2015.

The Audit Committee monitors the audit functions of the independent public accountants, and reviews the Company's financial reporting process and internal controls.  The Audit Committee is composed of the following independent Directors appointed by the Board: Steven R. Rasmussen, CPA, Chairperson; Robert P. Newcomer; and Ernest J. Waters.  Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that all members of the Audit Committee are financially literate and are "audit committee financial experts" within the meaning of applicable SEC rules.  The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2015.

The Compensation Committee considers and makes recommendations to the Board of Directors concerning the appropriate compensation package for the corporate officers, Directors and members of the Committees of the Board of Directors of the Company, including incentives. Compensation for corporate officers is further explained in the Compensation Discussion and Analysis section of this proxy statement. Director and committee member compensation is based on a review of fees paid by peers and other public companies.

The Compensation Committee is composed of the following independent Directors appointed by the Board:  Ernest J. Waters, Chairperson; George Hay Kain III; and Robert P. Newcomer.  The Compensation Committee held three (3) meetings during the fiscal year ended December 31, 2015.

The Nomination and Corporate Governance Committee recommends the appropriate Board structure, reviews the Company's succession planning, oversees the Board's annual evaluation of its performance and the performance of other Board Committees, evaluates corporate governance best practices, and makes recommendations to the Board of Directors for nominations for Directors and Officers of the Company. The Committee will consider nominees recommended by shareholders of the Company in accordance with the Company's Bylaws.

The Nomination and Corporate Governance Committee is composed of the following independent Directors appointed by the Board: Michael W. Gang, Esq., Chairperson; Jody L. Keller, SPHR; and Steven R. Rasmussen, CPA. The Nomination and Corporate Governance Committee held three (3) meetings during the fiscal year ended December 31, 2015.

Related Party Transactions

The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and any related persons (directors, nominees for directors, 5% security holders, and executive officers or their immediate family members). Under the policy (and the Audit Committee Charter), the Audit Committee is responsible for reviewing and approving all transactions involving the Company in which any related person has a direct or indirect interest, regardless of amount. The Audit Committee intends to approve only those related party transactions that are on terms no less favorable to the Company than could be obtained from independent third parties and are otherwise in, or are not inconsistent with, the best interests of the Company and its shareholders.

In furtherance of this policy, the Company's Board of Directors has adopted a Code of Conduct applicable to all Directors, officers and employees, which generally requires that any transaction or opportunity that may constitute a conflict of interest, be reported to management so that it may be reviewed and avoided, if possible. The Code of Conduct is available on the Company's web site at www.yorkwater.com under "Investor Relations", then "Corporate Governance".

Communication with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or specific individual Directors may do so by directing a written request addressed to such Directors or Director in care of the Secretary of The York Water Company, at the address appearing on the first page of this proxy statement. Communication(s) directed to members of the Board of Directors who are not non-management Directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent Directors. Communications directed to non-management Directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management Directors. Any communication so withheld will nevertheless be made available to any non-management Director who wishes to review it.

Executive Sessions of the Board

The independent directors of the Board schedule regular executive sessions of independent directors in which they meet without management participation. The Chairman of the Board leads these sessions.

Stock Ownership

Directors are required under the bylaws of the Company to own at least one share of stock. As part of the Company's Securities Trades Policy, directors, officers and selected employees are prohibited from trading in Company securities on a short-term basis, engaging in short sales, purchasing Company stock on margin, buying or selling puts or calls, pledging securities, or otherwise engaging in any type of hedging transactions involving Company securities.

Code of Ethics

The Company's Board of Directors has adopted a Code of Conduct applicable to all Directors, officers and employees. The Code of Conduct constitutes a "code of ethics" as required by Item 406 of Regulation S-K. There were no waivers of the Code made for any Director, officer or employee during 2015. A copy of the Code of Conduct was filed with the Securities and Exchange Commission as Exhibit 14 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2014. The Code of Conduct is also available, free of charge, on the Company's website, www.yorkwater.com, under "Investor Relations", then "Corporate Governance". The Company intends to disclose material amendments to, or Director, officer and employee waivers from, the Code of Conduct, if any, on its website, or by Form 8-K to the extent required.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company's financial reporting process on behalf of the Board, including reports to the Securities and Exchange Commission on Forms 10-Q and 10-K, the Company's internal control over financial reporting and releases of earnings. In addition, the Committee selects, subject to shareholder ratification, the Company's independent registered public accounting firm and evaluates the performance of the firm.

Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an integrated audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and to issue reports thereon. The Committee's responsibility is to monitor and oversee these processes.

In this context, the Committee has reviewed and discussed the audited financial statements with management; has discussed with the independent registered public accounting firm (Baker Tilly) the matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board; has received the written disclosures and the letter required by the PCAOB regarding independence communications; and has discussed Baker Tilly's independence with the firm and management.

Based upon the Committee's discussions with management and Baker Tilly and the Committee's review of the representations of management, and Baker Tilly's report to the Committee, the Committee recommended that the Board include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Steven R. Rasmussen, CPA Chairperson
Ernest J. Waters Member	Robert P. Newcomer Member

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Baker Tilly Virchow Krause, LLP ("Baker Tilly"), as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2016. Although we are not required to seek shareholder approval of this appointment, the Board of Directors believes it is in the best interests of shareholders to be given the opportunity to ratify the appointment. If shareholders do not ratify the appointment of Baker Tilly, the Audit Committee will consider the appointment of another independent registered public accounting firm for the Company in future years. It is understood that even if the selection of Baker Tilly is ratified by the shareholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Baker Tilly are expected to be present at the 2016 Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Change in Accountants

On October 1, 2014 the Company was notified that the audit practice of ParenteBeard LLC ("ParenteBeard"), an independent registered public accounting firm, was combined with Baker Tilly Virchow Krause LLP ("Baker Tilly") in a transaction pursuant to which ParenteBeard combined its operations with Baker Tilly and certain of the professional staff and partners of ParenteBeard joined Baker Tilly either as employees or partners of Baker Tilly.  On October 1, 2014, ParenteBeard resigned as the auditors of the Company and with the approval of the Audit Committee of the Company's Board of Directors, Baker Tilly was engaged as its independent registered public accounting firm for the year ended December 31, 2014.

Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company's financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

There were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.  The audit reports of ParenteBeard rendered through the date of resignation did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Principal Public Accountant's Fees and Services

Audit fees and all professional services rendered by the Company's former independent registered public accountants, Baker Tilly were approved by the Company's Audit Committee. The Board considers the possible effect on auditors' independence of providing non-audit services prior to the service being rendered.

The following table presents fees for services provided by Baker Tilly for 2015 and 2014:

	2015	2014
Audit Fees (1)	143,865	153,843
Audit Related Fees (2)	-	16,500
Tax Fees (3)	18,850	10,847
All Other Fees	-	-
	162,715	181,190

(1)
Professional services rendered for 2015 and 2014 include (a) the audit of the Company's annual financial statements, (b) the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, (c) the audit of the effectiveness of internal control over financial reporting, and (d) consent procedures in connection with debt offering statements. In addition, 2014 fees include consent procedures in connection with registration statements relating to the Company's stock plans.

(2)
Audit related fees include limited scope audits of the Company's 401(k) and general and administrative pension plans in 2014. These services were provided by another independent accounting firm in 2015.

(3)	Tax fees include preparation of the federal income tax return and other tax matters.

The Audit Committee approves in advance any audit or non-audit services provided by outside auditors. During 2015 and 2014, there were no exceptions to the Audit Committee's pre-approval requirements.

Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends a vote "FOR" this proposal.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Named Executive Officers.  This section discusses the compensation we paid to our named executive officers (as defined by SEC rules) in 2015.  Our named executive officers are:

Name	Title

Jeffrey R. Hines, P.E.	President, Chief Executive Officer
Kathleen M. Miller	Chief Financial Officer
Joseph T. Hand	Chief Operating Officer
Bruce C. McIntosh	Vice President-Human Resources
John H. Strine	Vice President-Operations

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy.  The goal of our compensation program is to attract, motivate and retain our executive officers who are key to the success of our Company.  We compensate our named executive officers through a combination of base salary and cash incentives designed to be competitive with comparable employers and to align management's incentives with the long-term interests of our customers and shareholders.  Our compensation setting process consists of establishing a base salary for each named executive officer and designing an annual cash incentive (currently up to 5% of salary) for such executive to reward the achievement of specific operational goals.  We only incentivize operational goals that add value for both our customers and our shareholders, such as increasing efficiency, ensuring a safe, adequate supply of water, reducing costs, improving customer service and expanding our service territory in order to gain economies of scale and spread fixed costs over a larger number of customers.  Payouts for incentives that are not in the long-term interest of customers may not be considered prudent, and therefore, may not be recoverable through water rates granted by the Pennsylvania Public Utility Commission.  In 2015, we developed a long-term incentive plan to advance the long-term success of the Company, and to increase shareholder value by providing the incentive of long-term stock-based awards to officers, directors and key employees.  The plan is designed to:  (1) encourage Company stock ownership by participants to further align their interest with the interests of shareholders of the Company, (2) ensure that compensation practices of the Company are competitive in the industry and (3) assist in the attraction and retention of directors and key employees vital to the Company's success.  The plan will become effective on July 1, 2016, provided that it has been approved by our shareholders.

Role of Compensation Committee Consultant.  The Compensation Committee engaged Mosteller & Associates, Reading, PA ("the Consultant"), to evaluate the Company's current director and executive compensation relative to the market, and to make recommendations as necessary.  The Consultant compared the compensation package of our executives to water utilities in the mid-Atlantic with similar size and scope, general utility companies in the mid-Atlantic with similar size, engineering and utility organizations in PA of similar size, publicly held smaller companies in PA and MD, and other smaller publicly held water utility companies.  The Consultant found that base pay for the executive officers was generally between the 25th and 50th percentile, bonus pay was substantially less than the market, the Company had no long-term incentive plans to compare to the market, and the supplemental pension plans were very strong relative to the market.  The Consultant recommended a long term equity incentive plan, which is the subject of Proposal 3 to this Proxy Statement.  The Compensation Committee has concluded that Mosteller & Associates is an independent consultant after considering the factors relevant to Mosteller & Associates' independence from management, including the factors set forth in the NASDAQ and SEC rules regarding compensation consultant independence.

Base Salary.  To assist us in establishing base salary in 2015, the Compensation Committee participated in a survey conducted by Executive Reward Advisors, a nationally recognized consulting firm, to provide data regarding the compensation of senior management at York and at six comparable water utilities.  These comparables included

Aqua America, Inc., Aquarion Water Company, Middlesex Water Company, Pennichuck Corporation, San Jose Water Company and United Water.  Executive Reward Advisors also determined relative measures of the relationship between the size and compensation of the companies included in the survey.  Executive Reward Advisors provided no opinions or recommendations regarding our compensation package.  Outside of the survey, Executive Reward Advisors provided no other services.

Based upon an analysis of the base salary levels and trend lines developed using regression analysis reflected in the survey, we establish base salaries for our named executive officers. The average base salary of the President and Chief Executive Officer and other Named Executive Officers is approximately the 25th percentile of the seven comparable investor-owned water utilities.  We have chosen this level based on our relative revenues, customer connections and employees and due to the relatively low level of complexity of the Company's business and operations as compared to many of the comparable investor-owned water utilities.  We are mainly a pure regulated water utility, with a small contract billing operation and a small wastewater operation, while some of the comparables also have a number of wastewater and other more significant non-regulated businesses.  We are a stand-alone company with no subsidiaries, parent or holding company.  We have one filtration plant and serve a relatively smaller number of customers in one state.  Many of the comparables serve in multiple states and have many subsidiaries, and many filtration plants.  In addition, there are issues specific to certain parts of the country such as water availability and regulatory environment that challenge some water utilities more than others.  Finally, the cost of living in the geographic area in which our operations are located is lower than some of the comparables.

The base salary level of named executive officers will be reviewed annually to determine if the 25th percentile continues to be appropriate based on changes in our statistics relative to comparable companies, our product line, the current regulatory environment, changes in water quality standards, competition for competent management and growth in our service territory, as well as other relevant factors.

In addition to the Executive Reward Advisors survey, the Compensation Committee considered available compensation information on other investor-owned water companies that did not take part in the survey including American Water, California Water, Connecticut Water, American States Water and Artesian Water, as well as local public companies where information was available. The Compensation Committee also considers subjective factors such as the value of the position to the Company, the performance of the executive and the length of service in the current position and with the Company when determining base salary levels.

Bonuses and Equity Compensation.  We do not provide bonuses or equity compensation in the form of stock options to senior management.  We do, however, offer an Employee Stock Purchase Plan to all employees, including senior management, on the same terms.  Employees may purchase stock from the Company on a quarterly basis, at a 5% discount to market.  Annual purchases under this plan may not exceed 10% of the employee's regular salary.

Cash Incentives.  Our practice is to use cash awards to incentivize our senior managers to create value for our customers and shareholders. To that end, we adopted a Cash Incentive Plan in 2005, pursuant to which our Compensation Committee sets annual performance objectives and target incentive payment amounts. All of our supervisors and managers participate in the plan, including our named executive officers.

The plan is administered by the Compensation Committee, which has complete and final authority to, among other things, select participants, to determine the goals and circumstances under which incentive awards are granted, to grant awards and to construe and interpret the Plan. Decisions of the Compensation Committee with respect to the administration and interpretation of the Plan are final, conclusive and binding upon all participants.

The Compensation Committee has discretion to determine all performance objectives. In addition, the Committee may specify that any incentive award be conditioned upon achievement or satisfaction of business criteria or other measures of performance. One or more of the following business criteria or other measures of performance may be used by the Committee: (1) growth in revenues or assets; (2) earnings from operations; (3) net income or earnings per common share; (4) return on investment or return on equity; (5) stock price or shareholder return; and (6) strategic business criteria, consisting of meeting specified water quality standards, environmental or safety standards, affordability of rates and customer satisfaction standards. The Compensation Committee may exercise its discretion to eliminate, reduce or increase the amounts payable as incentive, subject to such business criteria or other measures of performance.

Under the plan, annual performance objectives are established no later than ninety (90) days after the beginning of any annual incentive period, which is usually a calendar year. Each performance objective carries with it a minimum score of five (5) points. Objectives of more significant value or that require more effort, may carry more than five points. No points are awarded for partial achievement of performance objectives. Incentive awards are granted only if an overall score of seventy-five (75) percent of the available performance objective points are achieved. The Compensation Committee believes that achieving performance objectives should be the shared responsibility of management. Accordingly, if an overall score of seventy-five (75) percent of the available performance objective points is achieved, all participants receive their target incentive awards. If an overall score of less than seventy-five (75) percent of the available performance objectives is achieved, no participant receives an award.

The Compensation Committee set the performance objectives and target incentive awards for 2015 on January 26, 2015. For 2015, the Compensation Committee determined that the amount of the target cash incentive award would be 5% of the base salary as of December 31, 2015 for each management employee, including named executive officers. The Committee selected 5% as the target cash incentive award for 2015, and for all of the previous years since the plan's inception in 2005, after considering various factors. One such factor was the range of other benefits already provided by the Company. Another factor was the comparison of the Company's total salary and benefit package to the compensation packages paid by other comparable companies. A third factor was the level of motivation needed to achieve the established goals of the Company. Finally, the Compensation Committee considered how the plan would be perceived by the regulators, customers and shareholders. All of these factors together contributed to the Committee's decision to keep the target incentive relatively low as compared to other companies.

The 2015 performance objectives as determined by the Compensation Committee were, among other things:  replace and reline over 42,000 feet of pipe; design, permit and begin construction on a new raw water pumping station and pipeline; review and update potential sources of contamination; conduct needs surveys for portions of the current service territory without public water supply; continue to investigate sources of unaccounted for water; successfully integrate acquisitions into the Company's operations to realize economies of scale; develop an implementation plan for Public Utility Commission audit recommendations; review and test emergency response plans; refinance maturing debt to take advantage of favorable interest rates; apply for a wastewater collection system improvement surcharge in order to fund wastewater infrastructure improvements; and increase paperless billing customers to further reduce billing costs.

On January 25, 2016, the Compensation Committee determined that our management had achieved seventy-six (76) percent of the performance objectives listed above for 2015, as well as the set business criterion for 2015, which was, earnings per common share of $0.88. The Committee awarded the named executive officers the amounts set forth in the 2015 Grants of Plan Based Awards Table below, which was the target incentive amount for each named executive officer.

On January 25, 2016, the Compensation Committee determined performance objectives and target incentive amounts to be awarded under the plan for 2016. The performance objectives are, among other things: replace and reline over 42,200 feet of pipe; materially complete the construction of a new raw water pumping station and pipeline; complete assessment and evaluation for the third phase of a treatment plant optimization project; complete final filter rebuilds; conduct needs surveys for additional portions of the current service territory without public water supply; successfully integrate acquisitions into the Company's operations to realize economies of scale; update emergency response plans in an on-line repository; and increase paperless billing customers to further reduce billing costs. The target incentive amounts for 2016, as determined by the Compensation Committee, are 5% of named executive officers' base salary as of December 31, 2016 and the business criteria for 2016 is a target level of earnings per common share.

Clawback Policy.  In the event of a material misstatement of financial results requiring restatement, the Board, or appropriate committee thereof, will review all incentive compensation paid to senior executives on the basis of having met specific performance targets during the restatement period.  If the material misstatement resulted from fraud, negligence or intentional misconduct, the Board or committee will take, in its discretion, such action as it deems necessary to recover the compensation paid, remedy the misconduct, and prevent its recurrence.  The Board will, to the extent permitted by applicable law, to the extent it is reasonable to do so (e.g. the expense of recovering the compensation does not exceed the amount recovered), and to the extent that the amount earned under restated financial results is lower than the amount originally awarded, require reimbursement from the senior executive engaged in the misconduct that caused the need for the restatement.  The required reimbursement will be the amount paid in excess of the amount earned under restated financial results.  In addition, the Board may dismiss the senior executive, authorize legal action, or take such other action to enforce the officer's obligations to the Company as it deems appropriate.

Severance Benefits.  Other than Change in Control payments described below, we do not provide severance benefits to employees as part of our compensation program.

Retirement Plans.  We provide a traditional defined benefit pension plan covering employees hired before May 1, 2010. Named executive officers are entitled to benefits under the defined benefit pension plan upon retirement after the age of 55 on the same terms as other employees. The pension benefit is based on the years of service multiplied by the sum of $19.25 and 1.50% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings for the highest consecutive sixty (60) complete months during the last one hundred and twenty (120) complete months immediately prior to the date the pension benefit calculation is made. Normal (full) retirement benefits are payable at age 65, or at age 62 with twenty-five years of service. Employees who terminate their employment prior to the age of 55 may elect to collect reduced benefits upon attaining age 55, or full benefits at age 65. Early retirement benefits are reduced by 5/9 of a percent for each of the first 60 months by which the early retirement date precedes the normal retirement date, and 5/18 of a percent for each month in excess of 60 months by which the early retirement date precedes the normal retirement date.

We also provide a supplemental retirement program, which provides senior management with a retirement benefit after the age of 55 in addition to the defined benefit pension. The supplemental retirement program is designed to encourage senior management to stay with the Company until retirement. Generally, supplemental retirement benefits are made available to senior management and are payable to the executive or his or her beneficiary, after retirement, over 15 years beginning no earlier than age 60. The annual benefit payable under the supplemental retirement program is calculated by multiplying the number of years of eligible service subsequent to the plan commencement date, by a predetermined annual retirement benefit unit, some of which are shown below. The number of years of eligible service for each named executive as of December 31, 2015 is shown in the 2015 Pension Benefits Table.

	Annual Retirement Benefit Unit at Age:
	55	60	65
Mr. Hines	$2,458	$1,978	$1,441
Ms. Miller	2,330	1,866	1,394
Mr. Hand	1,961	1,961	1,961
Mr. McIntosh	-	-	1,667
Mr. Strine	-	2,778	2,778

The estimated annual benefit payable to Mr. Hines at normal retirement age (65) under the supplemental retirement program is $53,333.  The estimated annual benefit payable to Ms. Miller, Mr. Hand, Mr. McIntosh and Mr. Strine at normal retirement age under the supplemental retirement program is $33,333.  Benefits are paid monthly.  Named executive officers who terminate their employment prior to the age of 55 forfeit their supplemental retirement benefits.  Named executive officers who terminate their employment between the ages of 55 and normal retirement age are subject to alternate annual retirement benefit units as provided in the plan agreements.  If a named executive officer were to die before retirement, his or her beneficiary would receive a death benefit of $500,000, with the exception of Mr. Hines' beneficiary, who would receive $800,000. If a named executive officer were to die after retirement but prior to age 60, his or her beneficiary would receive the benefit earned at retirement.

Deferred Compensation.  We also provide a deferred compensation program to management.  The deferred compensation program permits managers and executives to defer up to 5% of salary over an eight (8) to eleven (11) year period, with the Company matching the deferment up to 2.50% of salary.  During 2015, the Compensation Committee approved an Amended and Restated Deferred Compensation Plan ("the Plan") which accelerated the vesting of various portions of the Plan from age 60 to other times based on years of plan participation. The Plan is filed as Exhibit 10-18 to our 2015 Annual Report on Form 10-K.  Under the previous plan, participants were vested in their deferral immediately; however, they received no company match, earnings or tax savings until age 60.  The Committee determined that the previous vesting timeline was too lengthy and not beneficial to the participants, and would therefore not achieve our compensation objectives.  Under the amended and restated plan, participants immediately vest in their deferral and the earnings thereon; after 10 years in the plan, participants vest in the Company match and the earnings thereon; and after 15 years in the plan, participants vest in the tax savings associated with their deferral, the Company match and the earnings.  The tax savings do not represent a gross up of the deferred compensation payout, but rather a pass-through of the tax benefit the Company will realize, when benefits are paid to participants.

Mr. Hines, Ms. Miller, Mr. Hand and Mr. McIntosh are currently deferring salary under the Plan.  Matching benefits for 2015 were $526, $789, $2,775 and $1,281, respectively.  Annually, the Company credits participants' deferred compensation balances with tax savings accruing to the Company that will be realized in the form of a death benefit at a later time. Tax savings credited to each participant's account in 2015 amount to $2,922 for Mr. Hines, $2,060 for Ms. Miller, $7,451 for Mr. Hand, and $2,760 for Mr. McIntosh.  Also annually, the Company credits participants' accounts with interest on the existing balance at a rate selected by the Company, currently equal to the December 31 rate of Moody's AAA Corporate Bond Yield.  The interest rate amounted to 4.20% for 2015.  2015 credited earnings and future tax savings are shown in the "2015 Nonqualified Deferred Compensation" table.  Payouts from this plan on retirement, termination, disability or death are described in detail below in the narrative discussion accompanying the 2015 Nonqualified Deferred Compensation Table.  Our deferred compensation program does not provide above-market or preferential earnings.

401(k).  Our named executive officers may participate in our 401(k) savings plan on the same terms as other employees.  We provide an annual maximum matching contribution of $2,800 per employee, for participating employees hired before May 1, 2010.  All named executives received the maximum matching contribution during 2015.  Employees hired after May 1, 2010 are eligible for an enhanced 401(k) plan.  None of our named executive officers are benefiting under the enhanced plan.

Change in Control.  Our senior management has built York Water into the successful business that it is today.  We believe that it is important to protect them in the event of a change of control and to protect the Company from the distractions senior managers often suffer as a result of the uncertainties that frequently surround changes in control.  Accordingly, we entered into amended and restated agreements with each of our senior managers that provide for certain payments upon changes of control in consideration of such senior managers agreeing not to compete with us for a period of time following the termination of their employment.  Most change in control payments are only paid if the senior manager in question is terminated in connection with a change in control.  In certain circumstances, however, payments may be made to senior managers who do not terminate their employment for one year following a change in control.  These payments incentivize our senior managers to continue their employment amid the uncertainty that often follows changes in control and thereby promotes stability for the Company during such times.  Change in control benefits are paid in lump sum and are based on a multiple of base salary and cash incentive compensation.  In the event of a change of control, we also continue health and other insurance benefits for up to one year depending on circumstances.  The agreements are valid for an initial term of five years, and renew automatically for one-year periods after the first five years.  The agreements terminate upon the employee reaching age 65 or terminating employment with the Company.  The Company must provide 90 days' notice to terminate the agreements.  These agreements are described in more detail below under the heading "Potential Payments upon Termination or Change in Control."

Perquisites and Other Benefits.  The primary perquisite for named executive officers is the use of company vehicles for personal benefit. The most common personal use of company vehicles by senior management is commuting to and from work. No named executive officer receives perquisites valued in the aggregate at $10,000 or more. Named executive officers also participate in York Water's other benefit plans on the same terms as other employees. These plans include medical and health insurance, life insurance and employee stock purchase plan (ESPP). Under the ESPP, full-time employees with at least 90 days of service are eligible to purchase company stock through payroll deduction, up to 10% of their regular salary, at a 5% discount from fair market value. The Compensation Committee considers the ESPP as a contributing factor to hiring and retaining employees, and as a way of aligning employee interests with those of shareholders.

Board Process.  The Compensation Committee of the Board of Directors approves all compensation and awards to executive officers, which include the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and four vice presidents.  The Compensation Committee reviews the performance and compensation of the Chief Executive and, following discussions with that individual, and a review of the data provided by Executive

Reward Advisors and other available data, establishes his compensation level. For the remaining executive officers, the Chief Executive Officer makes recommendations to the Compensation Committee, based on Executive Reward Advisors data and other available data, which are subject to final approval by the committee. With respect to the cash incentive awards, the Compensation Committee grants cash incentives when warranted.

Shareholder Say-on-Pay and Say-on-Frequency Votes.  The Company provides its shareholders with the opportunity to cast an advisory vote on executive compensation (a "say-on-pay proposal") every three years.  At the Company's annual meeting of shareholders held in May 2014, a substantial majority of the votes cast on the three-year say-on-pay proposal at that meeting were voted in favor of the proposal.  The Compensation Committee believes this affirms shareholders' support of the Company's executive compensation program.  As a result, the program was changed only slightly in 2015 to accelerate the vesting under the deferred compensation program as previously discussed.  The Compensation Committee, with the assistance of a compensation consultant, determined that the executive compensation program could be improved to better align executives with shareholders with the addition of a long term equity-based incentive plan.  Shareholders will have the opportunity to vote on this new plan this proxy season.  The entire executive compensation package will be voted upon by shareholders again at the 2017 annual meeting.  The Compensation Committee will consider the outcome of the Company's say-on-pay vote when making future compensation decisions for the named executive officers.

Shareholders will have an opportunity at least every 6 years to cast an advisory vote on the frequency of say-on-pay proposals. The next advisory vote on the frequency of say-on-pay proposals will occur at the 2017 annual meeting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Ernest J. Waters Chairperson	George Hay Kain III Member	Robert P. Newcomer Member

COMPENSATION RISK ASSESSMENT

The Compensation Committee reviewed the Company's compensation policies and practices for all employees (including non-executive officers) covering base salaries and wages, deferred compensation, incentive plans and change in control agreements in order to assess the inherent risks involved.

Considering all of the elements of the various compensation plans and the fact that the Company has no competing segments or divisions, the Compensation Committee concluded that the Company's compensation policies and practices did not incentivize excessive risk-taking that would have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee are named above, and in the "Board Committees and Functions" section of this proxy statement. None of the members of the Compensation Committee is or has ever been an officer or employee of the Company, and during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid by the Company to named executive officers or accrued by the Company for the named executive officers in 2015, 2014 and 2013.

				Change in
				Pension Value
				& Nonqualified
			Non-Equity	Deferred	All Other
Name and			Incentive Plan	Compensation	Compensation
Principal Position	Year	Salary	Compensation	Earnings (1)	(2)	Total

Jeffrey R. Hines, P.E.	2015	$285,885	$14,425	$26,004	$12,954	$339,268
President, Chief	2014	282,708	14,000	470,239	10,335	777,282
Executive Officer	2013	269,325	13,595	-	12,783	295,703

Kathleen M. Miller	2015	171,871	8,750	36,194	7,085	223,900
Chief Financial	2014	164,456	8,250	246,554	4,922	424,182
Officer	2013	152,626	7,700	-	5,757	166,083

Joseph T. Hand	2015	171,867	8,750	37,074	16,745	234,436
Chief Operating	2014	163,025	8,250	92,735	15,515	279,525
Officer	2013	147,033	7,500	89,655	15,990	260,178

Bruce C. McIntosh	2015	123,454	6,220	19,909	9,362	158,945
Vice President-	2014	122,155	6,040	199,271	5,910	333,376
Human Resources	2013	116,828	5,875	-	6,647	129,350

John H. Strine	2015	122,109	6,153	64,251	7,985	200,498
Vice President-	2014	120,787	5,973	329,249	7,500	463,509
Operations	2013	114,900	5,808	11,546	8,604	140,858

(1)
Amounts presented represent the sum of the change in the actuarial present value of the named executive officer's accumulated benefit under the Company's defined benefit pension plan and the change in the present value of the named executive officer's benefit under the Company's supplemental executive retirement plan. The change in pension value for 2013 was omitted for some of our named executive officers due to an increase in the discount rate causing the changes to be negative. In 2013, Mr. Hines' change in pension value was ($66,179), Ms. Miller's was ($15,672), and Mr. McIntosh's was ($7,042). No above-market or preferential earnings are paid on deferred compensation.

(2)
Includes Company contributions to the named executive officer's 401(k) account, credited earnings, tax savings and Company contributions for non-qualified deferred compensation, and personal use of company vehicles.  2013 amounts also include a 5% discount on stock purchased through the Employee Stock Purchase Plan (ESPP).  The ESPP was amended in 2014, and the discount is no longer reported as earnings.

2015 GRANTS OF PLAN BASED AWARDS

Non-Equity Incentive Awards.  As described in the Compensation Discussion and Analysis under the heading "Cash Incentives," our practice is to award cash incentives based upon the achievement of diverse performance objectives.  The performance objectives are established annually by the Compensation Committee, and are designed to recognize and reward the achievement of our goals and the creation of value for our customers and shareholders.  The following table sets forth awards granted to our named executive officers in 2015 pursuant to our incentive plan.

Name and Principal Position	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target
Jeffrey R. Hines, P.E. President, Chief Executive Officer	$14,425
Kathleen M. Miller Chief Financial Officer	8,750
Joseph T. Hand Chief Operating Officer	8,750
Bruce C. McIntosh Vice President-Human Resources	6,220
John H. Strine Vice President-Operations	6,153

The awards appearing in this table also appear in the Summary Compensation Table.

Awards are subject to the Company's clawback policy.

We did not grant equity incentive plan awards during 2015.

2015 PENSION BENEFITS

The table below sets forth the present value of accumulated benefits payable to each named executive officer, including the number of years of credited service, under the Company's General and Administrative Pension Plan (a defined benefit pension plan) and its Supplemental Executive Retirement Plan. Detailed information on these plans can be found in the Compensation Discussion and Analysis above, under the heading "Retirement Plans."

		Years of	Present Value
Name and		Credited	of Accumulated
Principal Position	Plan Name	Service	Benefit

Jeffrey R. Hines, P.E.	General and Administrative	26	$1,158,916
President, Chief Executive Officer	Pension Plan

Jeffrey R. Hines, P.E.	Supplemental Executive	26	456,985
President, Chief Executive Officer	Retirement Plan

Kathleen M. Miller	General and Administrative	20	557,410
Chief Financial Officer	Pension Plan

Kathleen M. Miller	Supplemental Executive	12	186,847
Chief Financial Officer	Retirement Plan

Joseph T. Hand	General and Administrative	8	167,524
Chief Operating Officer	Pension Plan

Joseph T. Hand	Supplemental Executive	6	98,877
Chief Operating Officer	Retirement Plan

Bruce C. McIntosh	General and Administrative	19	494,082
Vice President-Human Resources	Pension Plan

Bruce C. McIntosh	Supplemental Executive	17	396,709
Vice President-Human Resources	Retirement Plan

John H. Strine	General and Administrative	39	1,020,954
Vice President-Operations	Pension Plan

John H. Strine	Supplemental Executive	6	177,020
Vice President-Operations	Retirement Plan

All assumptions made in quantifying the present value of the accumulated benefits under the defined benefit pension plan to the named executive officers are described in Note 6 to the Company's Financial Statements included in our 2015 Annual Report on Form 10-K. The present value of the accumulated supplemental executive retirement benefit is based on retirement at age 60. The present values are based upon a 4.20% discount rate. There were no payments to named executives made under these plans during the last fiscal year. Future payouts under these plans are described in more detail in the Compensation Discussion and Analysis under the heading "Retirement Plans". Employees begin accruing benefits under the Pension Plan when they commence work at the Company, but don't become eligible for the Supplemental Executive Retirement Plan until they become executives of the Company.

2015 NONQUALIFIED DEFERRED COMPENSATION

The table set forth below presents contributions, earnings and the balance at year-end, for the accounts of our named executive officers, under our deferred compensation program that is described in more detail in the Compensation Discussion and Analysis under the heading "Deferred Compensation."  Company contributions and earnings are reported in the "All Other Compensation" column of the Summary Compensation Table.

Name and Principal Position	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year *	Aggregate Earnings in Last FiscalYear	Aggregate Balance at Last Fiscal Year-End ^
Jeffrey R. Hines, P.E., President, Chief Executive Officer	$1,052	$3,448	$2,698	$116,963
Kathleen M. Miller, Chief Financial Officer	789	2,849	1,437	62,274
Joseph T. Hand, Chief Operating Officer	5,550	10,226	2,581	111,862
Bruce C. McIntosh, Vice President-Human Resources	1,281	4,042	1,478	64,070
John H. Strine, Vice President-Operations	-	1,653	2,419	104,866

* Company Contributions include a match and the future tax savings to be earned by the Company when death benefits are received.

^ The prior year Aggregate Balance column excluded future tax savings to be earned by the Company when death benefits are received.

PAYOUT OF DEFERRED COMPENSATION ACCOUNTS

Payouts upon Retirement or Disability.  Following a named executive officer's retirement, or if a named executive officer becomes disabled before his or her deferred income account has been distributed, a monthly retirement benefit will be paid to him or her for 120 months. This benefit will be equal to a percentage of his or her deferred income account immediately prior to retirement. Assuming all named executive officers were eligible for retirement as of December 31, 2015, the named executive officers would receive the monthly benefits in the table that follows.

Name and Principal Position	Deferred Income Account Percentage	Monthly Retirement Amount
Jeffrey R. Hines, P.E., President, Chief Executive Officer	1.110%	$1,298
Kathleen M. Miller, Chief Financial Officer	0.833%	519
Joseph T. Hand, Chief Operating Officer	0.833%	932
Bruce C. McIntosh, Vice President-Human Resources	0.833%	534
John H. Strine, Vice President-Operations	2.036%	2,135

Payouts upon Termination of Employment.  If a named executive officer's employment with the Company is terminated other than by death or disability before he or she is eligible for retirement (age 60), the amount of his or her contributions and the earnings thereon (if a participant for less than 10 years) shall be distributed to such named executive officer immediately upon his or her termination in a lump sum.  If a named executive officer's employment with the Company is terminated before he or she is eligible for retirement (age 60), but after attaining 10 years but less than 15 years in the plan, the amount of his or her vested account including his or her contributions and the earnings thereon, and the Company's matching contributions and earnings thereon shall be distributed to such named executive officer upon his or her attainment of age 60, in 120 monthly installments.  If a named executive officer's employment with the Company is terminated before he or she is eligible for retirement (age 60), but after attaining 15 years of service under the plan, the amount of his or her contributions and the earnings thereon, the Company's matching contributions and earnings thereon, and the future tax savings to be received by the Company shall be distributed to such named executive officer upon his or her attainment of age 60, in 120 monthly installments.  Assuming each named executive officer were terminated as of December 31, 2015, such named executive officer would be entitled to receive the following payment, either in lump sum or in installments upon reaching age 60:

Name and Principal Position	Payment Upon Termination
Jeffrey R. Hines, P.E., President, Chief Executive Officer	$116,963
Kathleen M. Miller, Chief Financial Officer	62,274
Joseph T. Hand, Chief Operating Officer	44,303
Bruce C. McIntosh, Vice President-Human Resources	64,070
John H. Strine, Vice President-Operations	19,156

The named executive officer deferrals have previously been reported in the salary column of the Summary Compensation Table in the year in which they were earned.

Payouts upon Death.  If a named executive officer were to die before distribution of his or her deferred income account has commenced, his or her beneficiary would receive a death benefit in an amount equal to the higher of $150,000, or the named executive officer's deferred income account (including tax savings) immediately prior to his or her death.  The death benefit will be paid to beneficiaries in a lump sum.  Assuming death benefits for each named executive officer became payable as of December 31, 2015, such named executive officer's respective beneficiaries would be entitled to receive the following lump sum payments:

Name and Principal Position	Beneficiary Death Benefit ($)
Jeffrey R. Hines, P.E., President, Chief Executive Officer	150,000
Kathleen M. Miller, Chief Financial Officer	150,000
Joseph T. Hand, Chief Operating Officer	150,000
Bruce C. McIntosh, Vice President-Human Resources	150,000
John H. Strine, Vice President-Operations	150,000

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

Description of Change in Control Agreements.  We have entered into Amended and Restated Change in Control Agreements with each named executive officer that provides for payments to them under certain circumstances in connection with a change in control in consideration of such named executive officers agreeing not to compete with us for a period of time following the termination of their employment.

Under all agreements, generally a "change in control" will occur if:

•	Any person or affiliated group (with limited exceptions) becomes the beneficial owner in the aggregate of 50 percent or more of all of our voting securities;

•	A majority of our Board of Directors is involuntarily removed or defeated for re-election to our Board of Directors (for example, as a result of a proxy contest);

•	We are party to a merger or reorganization pursuant to which the holders of our voting securities prior to such transaction become the holders of 50 percent or less of the voting securities of the new merged or reorganized company; or

•	The Company is liquidated or dissolved, or all of its assets are sold to a third party.

In each circumstance described above, our Board of Directors may make a determination that the circumstances do not warrant the implementation of the provisions of the agreement, and in such case, the change in control will not trigger any payments under the agreements.

All payments under the agreements are triggered by the occurrence of a change in control, and most payments also require that the relevant senior manager's employment also be terminated. The amounts of payments to our named executive officers under these agreements vary depending on the timing of the change in control and the timing and manner of the termination of employment. Generally, the manner of termination is divided into four categories.

A "for cause" termination results from:

•	misappropriation of funds or any act of common law fraud;
•	habitual insobriety or substance abuse;
•	conviction of a felony or any crime involving moral turpitude;
•	willful misconduct or gross negligence by the senior manager in the performance of his duties;
•	the willful failure of the senior manager to perform a material function of his duties; or
•	the senior manager engaging in a conflict of interest or other breach of fiduciary duty.

A "good reason" termination occurs when the senior manager terminates his own employment following a change in control and after one or more of the following has occurred:

•	the Company has breached the change in control agreement;
•	the Company has significantly reduced the authority, duties or responsibilities of the senior manager or reduced his base compensation or annual bonus compensation opportunity;
•	the Company has reduced the senior manager from the employment grade or officer positions which he or she holds; or
•	the Company has transferred the senior manager, without his or her express written consent, to a location that is more than 50 miles from his or her principal place of business immediately preceding the change of control.

A voluntary termination is the termination by the senior manager of his or her own employment under circumstances that would not be a "good reason" termination. Examples are ordinary retirement or leaving the Company to seek other job opportunities.

An involuntary termination is a termination in connection with a change in control that is not a "for cause" termination, a good reason termination or a voluntary termination.

Payouts under Change in Control Agreements. Under the agreements, all named executive officers are entitled to payment in the case of an involuntary termination or a good reason termination within some time period surrounding a change in control (generally six months prior to or one year following a change in control).  Payments are paid in lump sum and are based on a multiple of base salary and cash incentive compensation earned by the named executive officer in the preceding 12 months.  We call this amount "base pay."  Additionally, Messrs. Hines, Hand, McIntosh, and Strine, and Ms. Miller are entitled to payment of "stay bonuses" if they remain employed by us for one year following a change in control, and smaller stay bonuses if they remain employed for at least three months following a change in control and then voluntarily terminate their employment more than three months but less than one year following a change in control. Finally, our named executive officers are entitled to have their health and welfare benefits continue for periods of up to one year following the termination of their employment (subject to such benefits terminating or such named executive officer becoming covered by the benefit plans of another employer).

The table below sets forth the relevant base pay multiples, lump sum payout amounts and the value of continued benefits our named executive officers would receive under various circumstances under their change in control agreements. For the purposes of this table, we have assumed that a change in control occurred on December 31, 2015.

			Health
			and Other
		Lump Sum	Insurance
	Multiple of	Payment	Benefits
Name	Base Pay	Amount	(1)	Total

Jeffrey R. Hines, P.E.

Involuntary termination or	2.99 times	$905,745	$12,408	$918,153
good reason termination.

Voluntary termination more	.25 times	75,731	12,408	88,139
than 3 months but less than
one year after a change in
control.

Continuing employment for	.5 times	151,462	12,408	163,870
one year after a change in
control.

Kathleen M. Miller

Involuntary termination or	.5 times	91,875	9,512	101,387
good reason termination.

Voluntary termination more	.25 times	45,938	9,512	55,450
than 3 months but less than
one year after a change in
control.

Continuing employment for	.5 times	91,875	9,512	101,387
one year after a change in
control.

Joseph T. Hand

Involuntary termination or	.5 times	91,875	565	92,440
good reason termination.

Voluntary termination more	.25 times	45,938	565	46,503
than 3 months but less than
one year after a change in
control.

Continuing employment for	.5 times	91,875	565	92,440
one year after a change in
control.

			Health
			and Other
		Lump Sum	Insurance
	Multiple of	Payment	Benefits
Name	Base Pay	Amount	(1)	Total

Bruce C. McIntosh

Involuntary termination or	.5 times	$65,308	$12,408	$77,716
good reason termination.

Voluntary termination more	.25 times	32,654	12,408	45,062
than 3 months but less than
one year after a change in
control.

Continuing employment for	.5 times	65,308	12,408	77,716
one year after a change in
control.

John H. Strine

Involuntary termination or	.5 times	64,602	5,828	70,430
good reason termination.

Voluntary termination more	.25 times	32,301	5,828	38,129
than 3 months but less than
one year after a change in
control.

Continuing employment for	.5 times	64,602	5,828	70,430
one year after a change in
control.

(1) The value of health benefits was determined using the estimated rates applicable under the Comprehensive
Omnibus Budget Reconciliation Act (COBRA) for terminated employees.

Payment of the lump sum payments under the change in control agreements is contingent upon the named executive officer executing a standard release. The change in control agreements also contain non-competition provisions that generally require that, a named executive officer will not, while he or she is employed by us and for one year following the termination of his or her employment by us:

•	participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his or her name to be used in connection with, any business or enterprise engaged in by us within our franchised territory;
•	solicit or attempt to convert any account or customer of the Company to another supplier; or
•	solicit or attempt to hire any employee of the Company.

Any breach of this non-competition agreement can result in damages being awarded to the Company, including the amount of one-half of any lump sum payments described above.

Other Payouts.  The named executive officers will also be entitled to the payouts of their pension and supplemental retirement accounts upon retirement and payout of their deferred compensation accounts upon termination of their employment with us.

Using the assumptions described in Note 6 to the Company's Financial Statements included in the 2015 Annual Report on Form 10-K, and assuming that all of our named executive officers remain with the Company until reaching age 55 (or, for those who are currently older than age 55, assuming they retired as of December 31, 2015) our named executive officers have earned monthly benefits under the pension plan and supplemental retirement plan as follows:

Name	Plan Name	Monthly Benefit

Jeffrey R. Hines, P.E.	General and Administrative Pension Plan	$8,604
Jeffrey R. Hines, P.E.	Supplemental Executive Retirement Plan	4,285
Kathleen M. Miller	General and Administrative Pension Plan	4,311
Kathleen M. Miller	Supplemental Executive Retirement Plan	1,866
Joseph T. Hand	General and Administrative Pension Plan	1,644
Joseph T. Hand	Supplemental Executive Retirement Plan	980
Bruce C. McIntosh	General and Administrative Pension Plan	3,204
Bruce C. McIntosh	Supplemental Executive Retirement Plan	2,964
John H. Strine	General and Administrative Pension Plan	6,424
John H. Strine	Supplemental Executive Retirement Plan	1,389

Our named executive officers will also be entitled to be paid the amounts described in the narrative discussion accompanying the 2015 Nonqualified Deferred Compensation Table above in the manner described in that section.

2015 DIRECTOR COMPENSATION

Director	Fees Earned Paid in Cash

Cynthia A. Dotzel, CPA	$26,183

Michael W. Gang, Esq.	26,933

George W. Hodges	33,383

George Hay Kain III	25,233

Jody L. Keller, SPHR	1,375

Robert P. Newcomer	26,183

Jeffrey S. Osman	24,533

Steven R. Rasmussen, CPA	29,858

Ernest J. Waters	29,738

Director Fees Earned.  In consideration of the services they provide to us, directors who are not regular full-time employees are entitled to receive a retainer of $16,500 per year, payable quarterly. In addition to the annual retainer, Board and Committee members are entitled to the fees in the table below for each meeting they attend. Directors who are also current employees of the Company receive no additional compensation for Board service.

	Board	Executive Committee	Audit Committee	Nomination & Corporate Governance Committee	Compensation Committee
Chairperson	$1,850	$1,200	$1,800	$1,090	$1,090
Directors/Members	$810	$890	$950	$840	$840

No perquisites are provided to Directors.

As previously disclosed, Ms. Dotzel resigned from the Board of Directors effective October 31, 2015.  Ms. Keller was elected by the Board on November 23, 2015 to fill the vacancy created by Ms. Dotzel's resignation.  Mr. Osman retired under the Company's mandatory retirement policy for directors on December 14, 2015.

There were 8 Board of Directors' Meetings during calendar year 2015. All Directors attended at least 92% of the scheduled Board of Directors and committee meetings. In addition, all Directors attended the 2015 Annual Meeting of Shareholders. All Directors are expected to attend the 2016 Annual Meeting of Shareholders, but attendance is not mandatory.

PROPOSAL 3
TO ADOPT THE YORK WATER COMPANY
LONG-TERM INCENTIVE PLAN

In February 2016, our Board adopted, subject to stockholder approval, The York Water Company Long-Term Incentive Plan (the "LTIP). The LTIP was adopted to advance the long-term success of The York Water Company, and to increase shareholder value by providing the incentive of long-term stock-based awards to officers, directors and key employees. The LTIP is designed to: (1) encourage Company stock ownership by participants to further align their interest with the interests of shareholders; (2) ensure that compensation practices of the Company are competitive in the industry; and (3) assist in the attraction and retention of key employees vital to the Company's success. If approved by stockholders, the LTIP will become effective July 1, 2016.

Key Considerations in the Determination of Shares to be Authorized

In determining the number of shares to be authorized under the LTIP, the Compensation Committee considered the total shares outstanding, and the number of shares that would be required for the Compensation Committee to make grants over the next ten years. The Compensation Committee determined that 100,000 shares, which represents less than 1% of our total shares outstanding, would be sufficient at this time and would limit the dilution of our stockholders.

Summary of Material Terms

The following is a summary of the material terms of the LTIP. The complete text of the LTIP is set forth in Appendix A to this proxy statement.

Administration. The LTIP will be administered by the Compensation Committee (the "Committee") of the Board, or the full Board, provided that the full Board will administer the LTIP as it relates to awards to non-employee directors of the Company.  The Committee will have the authority to interpret the LTIP, to adopt rules, regulations and guidelines with respect to the LTIP, and to impose the terms and conditions on grants that it deems appropriate. The Committee may delegate its powers and authorities under the LTIP to designated officers or employees of the Company, except with respect to grants to participants who are subject to Section 16(b) of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Eligibility and Participation. Participation in the LTIP is limited to all officers, key employees of the Company who are designated by the Committee, and non-employee directors of the Company. As of the date of this statement, seven non-employee directors and approximately 104 officers and employees of the Company will be eligible to participate in the LTIP.

Shares Available. A maximum of 100,000 shares of common stock may be issued under the LTIP, all of which may be granted in the form of incentive stock options. Shares of common stock issued under the LTIP may be treasury shares or authorized but unissued shares. No fractional shares will be issued. The maximum number of shares of common stock subject to awards that may be granted to any participant in any one calendar year is 2,000. Shares subject to stock options that terminate prior to exercise or with respect to other awards that terminate or are forfeited or for any other reason are not payable under the LTIP may again be made available under the LTIP. Shares that are tendered or withheld in the payment of exercise price of any stock option or as satisfaction of applicable taxes and shares repurchased by the Company that have been designated for allocation to the LTIP will be available for issuance under the LTIP.

Adjustments Upon Certain Events. In the event of changes in the outstanding shares of the Company's common stock due to stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization, the number of shares subject to the LTIP and the number and price of shares subject to awards will be adjusted by the Committee.

Types of Awards. The LTIP provides for the granting of nonqualified stock options, incentive stock options, stock appreciation rights, performance restricted stock grants and units, restricted stock grants and units, and unrestricted stock grants.

Stock Options. The Committee may award to selected participants nonqualified or incentive stock options; provided that incentive stock options may only be granted to employees of the Company. Stock options granted under the LTIP will be exercisable at such times and upon such terms and conditions as may be determined by the Committee, but in no event will an option be exercisable earlier than six months or later than ten years after the date it is granted. The exercise price per share of common stock for any stock option awarded will not be less than 100% of the fair market value of a share of common stock on the day the stock option is granted. The exercise price of any stock option granted pursuant to the LTIP may not be subsequently reduced by amendment or cancellation and surrender of the stock option in exchange for cash, other awards or stock options with a lower exercise price without shareholder approval, subject to the Committee's authority to adjust or awards upon the occurrence of certain events as discussed above.

A participant may exercise a stock option by paying the exercise price in cash; by delivering shares to the Company that the participant has owned for at least six months; in the discretion of the Committee, through an election to have shares withheld to pay the exercise price; or, in the discretion of the Committee, through a combination of these methods.

Stock Appreciation Rights. The Committee may grant stock appreciation rights in conjunction with stock options. Each stock appreciation right will entitle the participant to surrender the stock option and to receive an amount equal to the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price of the stock option. Payment will be made in common stock or in cash or partly in common stock and partly in cash, as determined by the Committee.

Restricted Stock, Restricted Stock Units and Stock Awards. The Committee may grant restricted stock, restricted stock units and unrestricted grants of stock to officers and key employees subject to the terms and conditions as the Committee may determine.

Awards of restricted stock are actual common shares that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Except for these restrictions and any others imposed by the Committee, the participant will generally have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses. Dividends declared payable on shares of restricted stock will be reinvested to purchase additional shares of common stock that will be subject to the same terms and conditions as the restricted stock.

An award of restricted stock units represents a contractual obligation of the Company to deliver a number of common shares, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash. Until common shares are issued to the participant in settlement of restricted stock units, the participant shall not have any rights of a stockholder of the Company with respect to the restricted stock units or the shares issuable thereunder. Vesting of restricted stock units may be subject to performance goals, the continued service of the participant or both. The Committee may provide that dividend equivalents will be paid or credited with respect to restricted stock units (which may be reinvested to purchase additional shares of common stock), but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to such restricted stock units has been satisfied.

Performance Restricted Stock. The Committee may grant performance restricted stock to participants. Awards of performance restricted stock are actual common shares that are issued to a participant, but that are subject to forfeiture until they are both earned and vested. The performance restricted stock is earned based on the achievement of pre-established performance goals during the relevant performance period, and become vested on the last day of the performance period, provided that the participant remains employed through such date (or if the participant has terminated under certain limited circumstances during the performance period). At the end of the performance period, the Committee determines the number of shares of performance restricted stock that have been earned and vested, and the shares, plus any additional shares accrued during the performance period as dividend equivalents, and the shares are delivered to the participant. In no event will the number of shares of performance restricted stock that are deemed to be earned at the end of a performance period exceed 300% of the number of shares of performance restricted stock originally granted.

The participant will generally have all of the rights of a stockholder with respect to the performance restricted stock, including the right to vote the performance restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of performance restricted stock before they are earned and vested.

The performance restricted stock will be earned upon the achievement of pre-established goals that are based on one or more of the following: (i) total shareholder return, (ii) return on shareholders' equity; (iii) return on capital; (iv) earnings per share; (v) revenue; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; and (x) fair market value of common stock. The Committee may adjust the performance goals to reflect significant unforeseen events, provided that it may not make any such adjustment with respect to an award to a "covered employee" as defined in Section 162(m) of the Code, if such adjustment would cause the performance restricted stock to cease to be "performance-based compensation" under Section 162(m) of the Code.

Termination of Employment. A participant of the LTIP will have no right to exercise and stock option or stock appreciation right or receive payment for any performance restricted share, restricted unit or restricted stock award if the participant is discharged for willful, deliberate, or gross misconduct, as determined by the Committee in its sole discretion.  Other rights and forfeitures are contained in the full plan document.  The LTIP is subject to the Company's clawback policy.

Transferability. A participant in the LTIP may not transfer or assign for consideration any awards received under the LTIP. A participant may transfer an award by will or by the laws of descent and distribution. During a participant's lifetime, only the participant or his or her guardian or legal representative may exercise the participant's award under the LTIP. The Committee may provide that a participant may transfer stock options to family members or trusts that are owned by or for the benefit of family members as long as they are not transferred for consideration.

Change in Control. Upon a change in control (as defined in the LTIP), all stock options will immediately become exercisable, the restrictions on all restricted stock awards and restricted stock units will lapse, all performance restricted stock for which the performance period has not been completed will be deemed to have been earned at the maximum level, and all performance restricted stock that have been earned but are not yet vested will immediately vest.

Amendment and Termination. The Board may modify, amend, or terminate the LTIP at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of common stock represented in person or by proxy at a meeting of shareholders will be required to increase the maximum number of shares of common stock available for distribution under the LTIP. No modification, amendment, or termination of the LTIP shall adversely affect the rights of a participant under a grant previously made to the participant without the consent of such participant.

Expiration of the LTIP. All rights under the LTIP must be granted within ten (10) years from its adoption date by the shareholders of the Company. Any rights outstanding ten (10) years after the adoption of the LTIP may be exercised within the periods prescribed under or pursuant to the LTIP.

New Plan Benefits

Awards under the LTIP will be made at the discretion of the Committee, although no awards have been made to date. Accordingly, we cannot currently determine the amount of awards that will be made under the LTIP.

Registration with the SEC

The Company intends to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of stock under the LTIP.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of certain awards, which are authorized for grant under the LTIP, based upon the provisions of the Code as of the date of this proxy statement. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. LTIP participants should consult their tax advisor with respect to any state and local tax considerations or relevant federal tax implications of awards granted under the LTIP.

Incentive Stock Options.  An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who do not dispose of their shares within two years of the date that the stock option was granted and within one year following the exercise of the stock option, normally recognize a capital gain or loss on the sale of shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the grant date of those stock options or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on a disqualifying disposition of shares generally results in a deduction by us for federal income tax purposes.

Nonqualified Stock Options. Stock options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the stock option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Restricted Stock, Restricted Stock Units and Performance Restricted Stock. Any cash and the fair market value of any shares received by a participant in connection with restricted stock, restricted stock units or performance restricted stock are generally includible in the participant's ordinary income. In the case of restricted stock or performance restricted stock, this amount is includible in the participant's income when shares vest, unless the participant has filed an election with the IRS to include the fair market value of the shares in income as of the date the award was granted. In the case of restricted stock units, generally, the value of any cash and the fair market value of any shares received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested restricted stock, restricted stock units or performance restricted stock are also ordinary income for participants.

Deductibility of Compensation. The Code allows publicly held corporations to deduct compensation that is in excess of $1 million paid to the Company's chief executive officer and or any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the LTIP in the form of stock options and stock appreciation rights, are to be deductible by the Company as qualified performance-based compensation not subject to the $1 million limitation on deductibility under the Code. The Company may also choose to grant performance restricted stock awards under the LTIP that satisfy the requirements for deductibility of compensation. The Company reserves the right, however, to grant awards under the LTIP that do not result in qualified performance-based compensation and, as such, may not entitle the Company to a tax deduction.

The Board of Directors unanimously recommends a vote "FOR" the approval of The York Water Company Long-Term Incentive Plan.

DISCRETIONARY AUTHORITY

The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders must be received by the Company in writing no later than November 22, 2016. In addition, all proposals will need to comply with Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.

For a proposal to be timely for consideration at the annual meeting, but not included in the proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders, the Company's Bylaws provide that we must have received the shareholder proposal or director nomination not less than ninety days nor more than one hundred and twenty days prior to the anniversary of our annual meeting, meaning between January 2, 2017 and February 1, 2017 for the 2017 annual meeting. In the event that the 2017 annual meeting of shareholders is advanced by more than thirty days or delayed by more than sixty days from the anniversary date of the 2016 Annual Meeting, proposals or nominations for the 2017 annual meeting must be received by us no earlier than the ninetieth day prior to the date of the 2017 annual meeting of shareholders or, if later, the date which is ten days after the day on which public announcement of the date of such meeting is first made. All shareholder proposals and director nominations must also comply with the other requirements set forth in the Company's Bylaws.  Copies of the Company's Bylaws can be obtained by submitting a written request to:  Corporate Secretary, The York Water Company, 130 E. Market Street, York, PA 17401.

OTHER MATTERS

We offer a service approved by the SEC called householding.  This service allows shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials to receive only one copy of our Proxy Statement and Annual Report. We believe this service provides greater convenience to our shareholders and saves money by reducing our printing and mailing costs and fees.  If you and other shareholders of record with whom you share an address and last name currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact Broadridge Financial Solutions, or Broadridge, by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Further information regarding the Company is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which has been filed with the Securities and Exchange Commission.  The Form 10-K (including financial statements and schedules) may be obtained free of charge upon written or oral request by writing to:  Bonnie Rexroth, The York Water Company, 130 East Market Street, York, Pennsylvania 17401; or by telephone to Ms. Rexroth at (717) 718-2942.  Copies of exhibits to the Form 10-K will be furnished upon request and the payment of a reasonable fee.  The Form 10-K is also available, free of charge, on the Investor Relations page of the Company's website at www.yorkwater.com.

A copy of the Company's Annual Report to Shareholders, does not form part of the proxy solicitation materials.  The Annual Report to Shareholders is also available, free of charge, on the Investor Relations page of the Company's website at www.yorkwater.com.

APPENDIX A

THE YORK WATER COMPANY
LONG TERM INCENTIVE PLAN

ARTICLE I
GENERAL PROVISIONS

1.1            PURPOSES

The purposes of the Long-Term Incentive Plan (the "Plan") are to advance the long term success of The York Water Company (the "Company" or "York"), and to increase shareholder value by providing the incentive of long-term stock-based awards to officers, directors and key employees.  The Plan is designed to:  (1) encourage Company stock ownership by Participants to further align their interest with the interests of shareholders of the Company, (2) ensure that compensation practices of the Company are competitive in the industry and (3) assist in the attraction and retention of key employees vital to the Company's success.

1.2            DEFINITIONS

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)	"Board" means the Board of Directors of the Company.

(b)	"Change in Control" means: (1) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of the Company which, when combined with the existing voting power of such persons or entities, would enable them to cast more than fifty percent (50%) of the votes which all shareholders of York would be entitled to cast in the election of directors of York; (2) the transfer of ownership (in one transaction or a series of related transactions over a period of twelve months ending on the date of the most recent transaction) of 75% or more of the assets, other than intangible assets, including good will, of York to a transferee other than York or an entity of which a controlling interest is owned by York; provided that in addition, such transferred assets must also have 40% or more of the total gross fair market value of all of the assets of York, inclusive of the intangible assets; or (3) the date that a majority of members of York's Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of York's Board of Directors before the date of the appointment or election.

(c)	"Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(d)	"Committee" means the Compensation Committee of the Board.

(e)	"Common Stock" means the Common Stock of the Company.

(f)	"Company" means York Water Company.

(g)	"Disability" means the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve months, receives benefits for a period of not less than six months under the Company's Salary Continuation policy or any future disability policy as enacted. Medical determination of Disability may be made by either the Social Security Administration or by the provider of disability insurance covering employees or directors of the Company provided that the definition of "disability" applied under such insurance program complies with the requirements of the preceding sentence.

(h)	"Dividend Equivalent" means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period. All Dividend
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Equivalents will be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.

(i)	"Fair Market Value" means as of any date, so long as the Common Stock is traded on a nationally recognized securities exchange or automated dealer quotation system, the closing price of the Common Stock on that day. If the Common Stock is not traded on such an exchange or system and is traded solely on the over-the-counter market, the Fair Market Value shall be the average of the closing bid and asked prices for that day. If the Common Stock is not publicly traded, then Fair Market Value shall mean the value assigned to a share for a given day by the Committee in good faith in the exercise of its reasonable discretion and in a manner consistent with Code Section 409A.

(j)	"Incentive Stock Option" means a Stock Option that meets the definition under Section 422 of the Code.

(k)	"Non Employee Director" means a member of the Board who is not an employee of the Company.

(l)	"Nonqualified Stock Option" means a Stock Option that does not meet the definition of an Incentive Stock Option.

(m)	"Participant" means any individual who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

(n)	"Performance Measures" shall mean the Performance Measures described in Section 4.4 of the Plan.

(o)	"Performance Period" means, in relation to Performance Restricted Stock for any period for which performance goals have been established.

(p)	"Performance Restricted Stock" means a right granted to a Participant pursuant to Article IV.

(q)	"Performance Restricted Stock Units" means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Participant pursuant to Article V which is subject to a Restriction Period.

(r)	"Restricted Stock Grant" means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.

(s)	"Restricted Stock Unit" means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Participant pursuant to Article V which is subject to a Restriction Period.

(t)	"Restriction Period" means in relation to the Performance Restricted Stock Grant or Restricted Stock Grant, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

(u)	"Retirement" means termination from employment with the Company at age sixty (60) or older.

(v)	"Stock Appreciation Right" means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.

(w)	"Unrestricted Stock Grants" means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period.

(x)	"Stock Option" means a right granted to a Participant pursuant to Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.
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1.3            ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board which shall consist of not fewer than three directors of the Company or the full Board; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to Non-Employee Directors.  For purposes of the Plan, the term Committee shall refer to the Compensation Committee of the Board or the full Board, as the case may be.  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee.  Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate.  The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonqualified Stock Options.  The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code ("Section 162(m)"), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

1.4            TYPES OF GRANTS UNDER THE PLAN

Grants under the Plan may be in the form of any one or more of the following:

(a)	Nonqualified Stock Options

(b)	Incentive Stock Options

(c)	Stock Appreciation Rights

(d)	Performance Restricted Stock Grants

(e)	Performance Restricted Stock Units

(f)	Restricted Stock Grants

(g)	Restricted Stock Units

(h)	Unrestricted Stock Grants

1.5            SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

(a)	A maximum 100,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards, Restricted Stock Units or Stock Awards, or in any combination of the foregoing. The total number of shares authorized is subject to adjustment as provided in Section 7.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

(b)	If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any award, and (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, shall be available for issuance under the Plan.
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(c)	The aggregate maximum number of shares of Common Stock that may be granted to any Participant in the form of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards, Restricted Stock Units and Stock Awards in any one calendar year is 2,000.

1.6            ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company who are so designated by the Committee in its discretion and Non-Employee Directors.

ARTICLE II
STOCK OPTIONS

2.1            GRANT OF STOCK OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants.  The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors.  Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III.

2.2            INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3            OPTION DOCUMENTATION

Each Stock Option shall be evidenced by a written Stock Option agreement ("Option Agreement") between the Company and the Participant to whom such Stock Option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4            EXERCISE PRICE

The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the Stock Option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted.  If an Incentive Stock Option is granted to an employee who, at the time such Incentive Stock Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries ("10% Shareholder"), the exercise price of such Stock Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Stock Option is granted.  The exercise price will be subject to adjustment in accordance with the provisions of Section 7.1 of the Plan.

2.5            EXERCISE OF STOCK OPTIONS

(a)	Exercisability. Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.

(b)	Exercise Term. Each Option Agreement shall state the period or periods of time within which the Stock Option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not commence earlier than six (6)
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months after the date of the grant of the Stock Option nor end later than ten (10) years after the date of the grant of the Stock Option.

(c)	Exercise in the Event of Termination of Employment.

(i)    Death:  Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the Stock Option must be exercised by the Participant's estate or beneficiaries within one year following the death of the Participant and prior to its expiration.  Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(ii)    Disability:  Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the Stock Option must be exercised within one year following the Participant's termination of employment and prior to its expiration.  Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iii)   Retirement:  Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant, the Stock Option must be exercised within three years following the Participant's termination of employment and prior to its expiration.  An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement.  Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iv)   Other Terminations:  Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, Stock Options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option.  All options which are not exercisable on the date of termination shall be canceled.

(v)    Extension of Exercise Period:  Notwithstanding all other provisions under Section 2.5(c), in the event a Participant's employment is terminated, the Committee may, in its sole discretion, extend the post termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.

(d)	Exercise In the Event of a Change in Control: In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period established pursuant to this Section 2.5 and the Option Agreement.

2.6            METHOD OF EXERCISE

The Stock Option may be exercised in whole or in part from time to time by written request received by the Treasurer of the Company.  The option price of each share acquired pursuant to a Stock Option shall be paid in full on or within ten (10) days after the exercise of the Stock Option either (i) in cash, (ii) by delivering to the Company previously-owned shares of Common Stock, (iii) in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such Stock Option, or (iv) in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iii) above.  However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of a Stock Option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.  Common Stock acquired by the Participant which is identified as having been obtained through an Incentive Stock Option under this Plan and is still subject to the holding requirements under Section 422 of the Code may not be tendered in payment of the option price.
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2.7            LIMITATION OF RIGHTS AS A SHAREHOLDER

No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to a Stock Option until the Participant has given written notice of exercise of the Stock Option, has paid in full the option price for such shares of Common Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Committee.

ARTICLE III
STOCK APPRECIATION RIGHTS

3.1            GRANT OF STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of a Stock Option granted under the Plan.  Any Stock Appreciation Right granted in connection with a Stock Option shall be governed by the terms of the Option Agreement and the Plan.  A Stock Appreciation Right may be granted either concurrently with the grant of the related Stock Option or, if the related Stock Option is a Nonstatutory Stock Option, at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Stock Option, and shall be granted at Fair Market Value in accordance with the requirements for exemption from Section 409A of the Code.

3.2            EXERCISE OF STOCK APPRECIATION RIGHTS

Stock Appreciation Rights shall become exercisable under the same terms and conditions governing the related Stock Option under Section 2 and the Option Agreement, but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related Stock Option.  Further, the Stock Appreciation Right shall be exercisable only at the time and to the extent that the related Stock Option is exercisable, and in no event after the complete termination or full exercise of the related Stock Option.

3.3            METHOD OF EXERCISE

(a)	Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related Stock Option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise or in cash, or any combination of shares and cash, as determined by the Committee in its discretion.

(b)	Upon the exercise of a Stock Appreciation Right and surrender of the related Stock Option, or portion thereof, such Stock Option, to the extent surrendered, shall be terminated, and the shares covered by the Stock Option so surrendered shall no longer be available for purposes of the Plan. Upon the exercise or termination of the related Stock Option, the Stock Appreciation Right with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Stock Option was so exercised or terminated.

ARTICLE IV
PERFORMANCE RESTRICTED STOCK

4.1            GRANT OF PERFORMANCE RESTRICTED STOCK

The Committee may from time to time, grant shares of Common Stock to Participants in the form of Performance Restricted Stock, which will thereafter become the unrestricted property of the Participant only if they are both Earned and become vested.  For purposes of the Plan, Performance Restricted Shares shall be deemed to be "Earned" as of the day during the Performance Period that the performance of the Company meets or exceeds the Performance Measures established by the Committee relating to those Performance Restricted Stock.  Such
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Performance Restricted Stock shall be subject to the provisions of the Plan terms and conditions, and, if earned, a vesting period as the Committee shall determine.

4.2            PERFORMANCE RESTRICTED SHARE AGREEMENT

Each grant of Performance Restricted Stock shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted.  The agreement shall specify the number of Performance Restricted Stock granted, the terms and conditions of the grant, the duration of the Performance Period, the Performance Measures to be achieved, and the vesting period applicable to shares of Common Stock Earned.

4.3            COMMON STOCK EQUIVALENT

Performance Restricted Stock shall be evidenced either by a Common Stock certificate issued in the name of the Participant, which shall bear appropriate restrictive legends relating to the applicable Performance Measures and the Performance Period, or by book entry on the stock transfer records of the Company showing the issuance of said shares in the name of the Participant and the Performance Measures and Performance Period that apply.  Certificates, if issued, shall be held in custody by the Company until the Performance Restricted Stock are both Earned and vested.

4.4            PERFORMANCE MEASURES

Performance Restricted Stock awards shall be conditioned upon the Company's attainment of a specified goal with respect to one or more Performance Measures, including, but not limited to:  (i) total shareholder return; (ii) return on shareholders' equity; (iii) return on capital; (iv) earnings per share; (v) revenue; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; and (x) Fair Market Value of Common Stock.  The Committee shall determine a minimum performance level below which no Performance Restricted Stock shall be payable and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Stock granted based upon the Company's performance.  The Committee may adjust the Performance Measures to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award of Performance Restricted Stock to an individual who is then a "covered employee" as such term is defined in Regulation 1.162 27(c)(2) promulgated under Section 162(m), if such adjustment would cause compensation pursuant to such Performance Restricted Stock award to cease to be performance-based compensation under Section 162(m).

4.5            PERFORMANCE PERIOD

The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Stock.  Each such Performance Period shall commence as of the date determined by the Committee in its discretion.  There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year or other period covered by one or more other Performance Periods.  The Committee may shorten any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6            DIVIDEND EQUIVALENTS DURING PERFORMANCE PERIOD

If, during the Performance Period, the Company makes a payment of cash dividends to holders of Common Stock, a Participant shall be entitled to receive Dividend Equivalents, which shall be reinvested in additional Performance Restricted Stock at the same time as such cash dividend is paid.  Performance Restricted Stock resulting from such dividend reinvestment shall be evidenced by an additional share certificate or by further book entry on the stock transfer records of the Company of Common Stock, bearing the appropriate restrictive legend, and shall be added to the other Performance Restricted Stock held in custody or showing on the Common Stock transfer records of the Company, and shall be payable to the Participant in the same manner and at the same time as the Performance Restricted Stock with respect to which such Dividend Equivalents were issued.
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4.7            CONVERSION OF PERFORMANCE RESTRICTED SHARES

(a)	At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Stock, if any, that have been earned on the basis of Company performance in relation to the established Performance Measures and that have become vested. The Company shall then, as soon as administratively practicable, deliver or otherwise make available in the Participant's name, shares of Common Stock bearing no Plan-related restrictive legends, in an aggregate amount equal to the number of Performance Restricted Stock, plus additional shares due to Dividend Equivalents, Earned and vested as of the end of the Performance Period. In no event shall such number exceed 300% of the shares contingently granted.

(b)	Any Performance Restricted Stock being held in custody or entered on the stock transfer records of the Company, including the related additional stock due to Dividend Equivalents, that the Committee determines to have not been Earned and vested shall be canceled.

4.8            VESTING

Performance Restricted Stock that are Earned during the Performance Period will continue to be restricted property, subject to the Participant's continued employment with the Company through the last day of the Performance Period, at which time the Performance Restricted Stock that were Earned will vest and become the unrestricted property of the Participant.  In the event the Participant's employment with the Company terminates during the Performance Period, Section 4.10 shall apply to determine the Participant's rights with respect to Performance Restricted Stock Earned in such Performance Period.  The Committee may accelerate or waive the Performance Measures attached to a particular grant, in whole or in part, based on service and such other factors as the Committee may determine.

4.9            OTHER TERMS AND CONDITIONS

Performance Restricted Stock shall be subject to the following terms and conditions:

(a)	Except as otherwise provided in the Plan or in the Performance Restricted Stock agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the stock.

(b)	Cash dividends paid with respect to Performance Restricted Stock shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Performance Restricted Stock with respect to which such dividends were issued.

4.10            TERMINATION OF EMPLOYMENT DURING A PERFORMANCE PERIOD

(a)	In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, and the Participant had completed a minimum of one year of employment during the Performance Period, the Participant shall be entitled to that number of shares earned (if any) determined by multiplying the full number of stock earned (if any) by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Performance Period and the denominator of which is the total number of full months in such Performance Period. All applicable restrictions shall lapse with respect to such shares and such shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary following the Performance Period. In the event the Participant had not completed one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Stock.

(b)	If a Participant terminates employment during a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all rights to earn such Performance Restricted Stock.
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(c)	Notwithstanding Sections 4.10(a) and 4.10(b), in the event a Participant's employment is terminated during a Performance Period under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Performance Restricted Stock and waive in whole or in part any or all remaining restrictions.

4.11            TERMINATION OF EMPLOYMENT FOLLOWING A PERFORMANCE PERIOD

(a)	In the event a Participant terminates employment following a Performance Period by reason of death, Disability, or Retirement, all shares of Common Stock (formerly Performance Restricted Stock) shall immediately vest, and shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary.

(b)	If a Participant terminates employment following a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares of Common Stock (formerly Performance Restricted Stock) which have not yet vested. Shares of Common Stock which have vested shall be issued to the Participant.

(c)	Notwithstanding Sections 4.11(a) and 4.11(b), in the event a Participant's employment is terminated following a Performance Period under special circumstances, the Committee may, in its sole discretion, accelerate the remaining vesting period (if any) associated with that grant.

4.12            CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, (i) all Performance Restricted Stock granted, including those granted pursuant to Dividend Equivalents, shall be deemed to have been Earned to the maximum extent permitted pursuant to Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control and (ii) all shares of Common Stock (which have been converted from Performance Restricted Shares Earned) not otherwise vested shall immediately vest as of the date of such Change in Control.

ARTICLE V
RESTRICTED STOCK GRANTS AND UNITS AND STOCK AWARDS

5.1            AWARD OF RESTRICTED STOCK AND UNITS AND STOCK GRANTS

The Committee may grant Restricted Stock, Restricted Stock Units and unrestricted Stock Grant to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award or Restricted Unit shall be subject to a Restriction Period.  Restricted Stock Awards, Restricted Units and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company's success.  The Committee may, in its sole discretion, require a Participant to deliver consideration in the form of services or cash as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2            RESTRICTED STOCK AND UNITS AWARD AND STOCK AWARD AGREEMENTS

Each Restricted Stock Award, Restricted Stock Unit and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted.  The agreement shall specify the number of shares or units awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award or Restricted Stock Unit, the Restriction Period, and the consequences of forfeiture.

5.3            AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions.  Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Company until the restrictions thereon are no longer in effect.  After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall
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deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived, or shall re-register the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.

5.4            RESTRICTION PERIOD

At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such award.  The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5            RESTRICTED STOCK UNITS

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.  Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders.

5.6            OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

(a)	Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(b)	Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued.

5.7            TERMINATION OF EMPLOYMENT

(a)	In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on that number of shares or units (if any) determined by multiplying the full number of shares or units subject to restriction by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Restriction Period and the denominator of which is the total number of full months in such Restriction Period.

(b)	If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

(c)	Notwithstanding Sections 5.6(a) and 5.6(b), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.8            CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Restricted Stock Units Award shall lapse as of the date of such Change in Control.
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ARTICLE VI
TAX WITHHOLDING AND DEFERRAL OF PAYMENT

6.1            TAX WITHHOLDING

(a)	The Company may withhold from any payment of cash or Common Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the award. The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Common Stock pursuant to the award.

(b)	At the discretion of the Committee, share tax withholding may be included as a term of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock or Unit Awards or Stock Awards.

(c)	Share tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

(i)    withhold shares of Common Stock otherwise issuable to the Participant, or

(ii)    by accepting delivery of shares of Common Stock previously owned by the Participant.

In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant elects to satisfy such withholding tax obligations in such manner.

(d)	Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion, may at any time suspend, terminate, or disallow any or all entitlements to share tax withholding previously granted or extended to any Participant.

6.2            NO ELECTIVE DEFERRAL OF PAYMENT

No Participant may be offered the right to elect to defer the receipt of all or any portion of Performance Restricted Shares, Restricted Stock Awards, Stock Awards or any other award otherwise distributable to such Participant.  It is the Company's intent that the Plan, and each award feature under the Plan, be exempt from the requirements imposed by Code Section 409A on nonqualified deferred compensation plans and, in furtherance of that intent, the Committee, in its exercise of administrative discretion hereunder, shall at all times do so in a manner that avoids compensation deferral arrangements that would be subject to Code Section 409A.  Furthermore, awards that have been made, earned and vested shall be paid out as soon as practicable once all performance and vesting restrictions have been satisfied or lapsed, and in any event shall be paid in full no later than the 15th day of the third month following the end of the Company's taxable year in which all performance and vesting restrictions were satisfied.

ARTICLE VII
OTHER PROVISIONS

7.1            ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock or Unit Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant.  In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee.  Except in connection with a corporate transaction involving the Company (including, without
11

limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of an outstanding Stock Option or cancel, exchange or surrender an outstanding Stock Option in exchange for cash, other awards or Stock Options with an exercise price that is less than the exercise price of the original Stock Option.  Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall have the authority, without shareholder approval, (i) to accept the surrender of any outstanding Stock Option when the Fair Market Value of a share of Common Stock is less than the exercise price of such outstanding Stock Option and grant new Stock Options or other awards in substitution for such surrendered Stock Option or pay cash in connection with such surrender, (ii) to reduce the exercise price of any outstanding Stock Option, or (iii) to take any other action that would be treated as a repricing of Stock Options under the rules of the primary stock exchange on which the Common Stock is listed.

7.2            NO RIGHT TO EMPLOYMENT

Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

7.3            NONTRANSFERABILITY

A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an Option Agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant's "immediate family" or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option.  In the event a Stock Option is transferred as contemplated in this Section 7.3, such transfer shall become effective when approved by the Committee, and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution.  Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant Option Agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place.  As used in this Section 7.3, "immediate family" shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

7.4            COMPLIANCE WITH GOVERNMENT REGULATIONS

(a)	The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

(b)	The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such state.

(c)	Notwithstanding that the Plan, and each award issued pursuant to the Plan, is intended to be exempt from the requirements Section 409A of the Code imposes on nonqualified deferred compensation plans, in the event that any award under the Plan is determined to provide nonqualified deferred compensation within the meaning of said Section 409A, the distribution of such award to a key employee of the Company, as defined in Section 416(i) of the Code without regard to paragraph (5) thereof, being made on account of the key
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employee's separation from service with the Company, shall be deferred to a date that is six months after the separation from service.  For all purposes under the Plan, a termination of employment shall mean a separation from service as defined by Section 409A of the Code.

7.5            RIGHTS AS A SHAREHOLDER

The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient; provided, however, that a recipient of (i) an award of Performance Restricted Shares, or (ii) a Restricted Stock Award, evidenced only by book entry on the stock transfer records of the Company pursuant to Section 4.3 or Section 5.3, shall have the right to receive dividends on the shares of Common Stock underlying such award, and, to the extent not inconsistent with the relevant Performance Restricted Share agreement or Restricted Stock Award agreement, shall have all other rights of a shareholder in the Company, including the right to vote the shares, in accordance with Section 4.9 or Section 5.6.

7.6            UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds.  With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

7.7            FOREIGN JURISDICTION

The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

7.8            OTHER COMPENSATION PLANS

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

7.9            TERMINATION OF EMPLOYMENT – CERTAIN FORFEITURES

Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.12 and 5.8, which shall apply in all events), a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share, Restricted Unit or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct, as determined by the Committee in its sole discretion.  Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Common Stock pursuant to an award during the 12-month period prior to the Participant's termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to an award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restriction Period for Restricted Stock Units or Awards or the end of the vesting period for Performance Restricted Shares, or (iii) the date of grant or payment with respect to Stock Awards) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee in its sole discretion, or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be (1) directly or indirectly competitive with the business of the Company or (2) substantially injurious to the Company's financial interest.  A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture.  Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described.  The Committee's right to require forfeiture under this Section 7.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee's right to require forfeiture but in no event later than 24 months after the Participant's termination of employment with the Company.
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7.10            FINANCIAL RESTATEMENT AND CLAWBACK

The Company will, in all appropriate circumstances, as determined by the Committee, and to the extent permitted by applicable law, require reimbursement or forfeiture of all or a portion of any award under the Plan, including any dividends earned or paid in connection with an award, where the Committee has determined that all of the following factors are present:  (i) the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement to which the Company is subject; (ii) the award, or its vesting or payment, was predicated upon the achievement of certain financial results that were the subject of the restatement, and such award, vesting or payment occurred or was received during the three-year period preceding the date the Company is required to prepare the restatement, and (iii) a smaller award, vesting or payment would have occurred or been made to the Participant based upon the restated financial results.  In each such instance, the Company will, to the extent deemed appropriate by the Committee, recover or cancel the amount(s) by which an award, or its vesting or payment, during the aforementioned three-year period exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results, and the Participant shall be required to repay to the Company any such amount(s) received.

ARTICLE VIII
AMENDMENT AND TERMINATION

8.1            AMENDMENT AND TERMINATION

The Board may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to the Participant without the consent of such Participant.

ARTICLE IX
EFFECTIVE DATE AND DURATION OF PLAN

9.1            EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective as of July 1, 2016, subject to its approval and adoption at the Annual Meeting of the shareholders on May 2, 2016.  All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company.  Any rights outstanding ten (10) years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

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"That good York water"
SINCE 1816

THE YORK WATER COMPANY
ATTN: BONNIE J. REXROTH
130 E. MARKET STREET
YORK, PA 17401-1219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01287-P72389

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE YORK WATER COMPANY

Directors recommend a vote "FOR" Items 1, 2, and 3.

Vote on Directors

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Jody L. Keller, SPHR
02) Steven R. Rasmussen, CPA

Vote on Proposals

	For	Against	Abstain
2. APPOINT BAKER TILLY VIRCHOW KRAUSE, LLP AS AUDITORS To ratify the appointment of Baker Tilly Virchow Krause, LLP as auditors.	☐	☐	☐
3. To Adopt the York Water Company Long-Term Incentive Plan.	☐	☐	☐

4. DISCRETIONARY AUTHORITY
To transact such other business as may properly come before the meeting and any adjournment thereof according to the proxies' discretion and in their discretion.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] ____ Date ____

Signature (Joint Owners) ____ Date ____

2016 Annual Meeting Details

Monday, May 2, 2016

Strand-Capitol Performing Arts Center, 50 North George Street, York, PA, 17401
Directions to the meeting are available on our website – www.yorkwater.com.

Free parking will be available in the Philadelphia Street Garage which is located at 17 West Philadelphia Street.

A boxed lunch will be served between 12:00 p.m. (noon) and 12:45 p.m. with the Annual Meeting of Shareholders beginning promptly at 1:00 p.m.

If you plan on joining us for lunch, please RSVP either by checking the box on the proxy card and mailing it in the enclosed envelope, or by contacting Bonnie Rexroth at (717) 718-2942 or by e-mail bonnier@yorkwater.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report, and Form 10-K are available at www.proxyvote.com.

E01288-P72389

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE YORK WATER COMPANY

Proxy - Annual Meeting of Shareholders
May 2, 2016

The undersigned, a Shareholder of The York Water Company, a Pennsylvania corporation (the "Company"), does hereby appoint Michael W. Gang, Esquire, Robert P. Newcomer, and Ernest J. Waters and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held Monday, May 2, 2016 at 1:00 p.m. local time at the Strand-Capitol Performing Arts Center, 50 North George Street, York, Pennsylvania or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

(Continued and to be signed on reverse side)